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                                                                  EXECUTION COPY

                             NOTE PURCHASE AGREEMENT

                  NOTE PURCHASE AGREEMENT ("Agreement") dated as of October 23, 1996 between KTI, INC., a New Jersey corporation (the "Company") and WEXFORD KTI LLC, a Delaware limited liability company (the "Purchaser").

                               W I T N E S S E T H

                  WHEREAS, the Company has authorized the issuance of its convertible subordinated promissory notes (the "Notes") in the aggregate principal amount of $5,000,000; and

                  NOW, THEREFORE, in consideration of and subject to each of the covenants, terms and conditions in this Agreement, the parties hereby agree as follows:

1. THE NOTES AND THE WARRANTS

                  1.1. Purchase and Sale of Notes. The Company hereby agrees to sell to the Purchaser and, subject to the terms and conditions herein set forth, the Purchaser agrees to purchase from the Company the Notes, for an aggregate purchase price of $5,000,000. The Company will deliver to the Purchaser, at the offices of Berlack, Israels & Liberman LLP, 120 West 45th Street, New York, NY 10036, one or more Notes, evidencing the aggregate principal amount of the Notes, each registered in the Purchaser's name or in its nominee's name as it shall request and each in such denomination or denominations as it shall request, against payment of the purchase price therefor by wire transfer of immediately available funds to the escrow account to be established pursuant to
Section 1.2 hereof (the "Closing"). The Notes shall be dated the date of issue thereof, shall mature as set forth therein with a final maturity date of October 31, 2002 and shall bear interest on the unpaid balance thereof from the date thereof until the principal thereof shall become due at the rates, and payable quarterly on the dates specified in the Notes, which shall be substantially in the form of Exhibit A hereto attached. If the Company shall default in the payment of the principal of (or premium, if any) or interest on any Note or any other amount due hereunder, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment (after as well as before Judgment) at a rate per annum equal to 12%. The term "Note" or "Notes" as used herein shall include each of the Notes delivered pursuant to any provision of this Agreement and each Note delivered in substitution of or exchange for any such Note pursuant to any such provision.

                  1.2. Escrow Account. At the Closing, the Company and the Purchaser shall enter into the Escrow Agreement in the form attached hereto as Exhibit B with Key Trust Company of Ohio, N.A., as escrow agent (the "Escrow Agent") and the Purchaser shall deliver the sum of $4,300,000 (the "Escrow Payment") to the Escrow Agent.
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                  1.3. Disbursement at Closing. At the Closing, the Purchaser
shall pay to the Company $700,000 of the purchase price of the Notes (less any expenses of the Purchaser under Section 10.2(a) hereof in an amount not to exceed $75,000) by wire transfer to a bank account designated by the Company.

2.    CONDITIONS OF CLOSING

                  2.1. Conditions of Closing. The Purchaser's obligation to purchase and pay for the Notes and the Warrants is subject to the satisfaction of the following conditions:

                  (a) Opinion of Counsel. The Purchaser shall have received from
(i) McDermott, Will & Emery, counsel to the Company, an opinion dated the date of the Closing substantially in the form of Exhibit C-1 attached hereto, and
(ii) Robert E. Wetzel, general counsel to the Company, an opinion dated the date of the Closing substantially in the form of Exhibit C-2 attached hereto.

                  (b) Escrow Agreement. The Purchaser and the Company shall have executed and delivered the Escrow Agreement.

                  (c) Registration Agreement. The Purchaser and the Company shall have executed and delivered the Registration Agreement substantially in the form of Exhibit D attached hereto.

                  (d) Representations and Warranties; No Default. The representations and warranties contained in the Agreement shall be true in all material respects on and as of the date of Closing (except to the extent that such representation is made as of a date other than the Closing); there shall exist on the date of Closing no default requiring that the Company not make payment of principal or interest on the Notes under Section 3.3 hereof; the Company shall have complied with all of its agreements and satisfied all conditions to be complied with or satisfied on or prior to the Closing; and the Company shall have delivered to the Purchaser a certificate of its chairman of the board or president, dated the date of Closing, to all such effects.

                  (e) Purchase Permitted by Applicable Laws. The purchase and payment for the Notes to be purchased by the Purchaser on the date of Closing on the terms and conditions herein provided (including the use by the Company of the proceeds of the sale of the Notes) shall not violate any applicable law or governmental regulation (including, without limitation, Regulation G of the Board of Governors of the Federal Reserve System) and shall not subject the Purchaser to any penalty, liability or other onerous condition under or pursuant to any applicable law or governmental regulation.

                  (f) Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in substance and form to the Purchaser, and the Purchaser shall have received (i) copies of all corporate action taken to authorize this Agreement and the issuance of the Notes certified as of the date of Closing by the secretary or assistant secretary of the

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Company, and (ii) all such counterpart originals or certified or other copies of such other documents as it or they may reasonably request.

                  (g) Charter Documents. The Purchaser shall have received copies of the Certificate of Incorporation, a long-form good standing certificate and By-laws of the Company, certified in each case as being true and complete as of the date of Closing.

3.    SUBORDINATION OF THE NOTES

                  3.1. Notes Subordinated to Senior Indebtedness. The indebtedness evidenced by the Notes, including principal, premium, if any, and interest (including any interest accruing subsequent to an event specified in Section 7.1(g)) and all other amounts owing hereunder, shall be subordinate and junior to all Senior Indebtedness (as hereinafter defined) of the Company to the extent set forth in this Article 3.

                  3.2. Priority in Certain Proceedings. In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceeding relative to the Company, all Senior Indebtedness shall first be paid in full in cash before any payment on account of principal, premium, if any, or interest or any other payment hereunder is made by the Company upon or in respect of the Notes. In any such proceeding any payment or distribution of any kind or character, whether in cash, property, stock or obligations (each, a "Payment"), which may be payable or deliverable by the Company in respect of the Notes shall be paid or delivered directly to the holders of Senior Indebtedness for application in payment thereof, unless and until all principal of and interest on all Senior Indebtedness shall have been paid in full in cash; provided, however, that no delivery shall be made to holders of Senior Indebtedness of stock or obligations which are issued pursuant to reorganization proceedings or dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposal not prohibited by the provisions of this Agreement, by the Company, as reorganized, or by the corporation succeeding to the Company or acquiring its property and assets, that are subordinate and junior at least to the extent provided in this Section 3.2 to the payment of all Senior Indebtedness then outstanding and the payment of any stock or obligations which are issued in exchange or substitution for any Senior Indebtedness then outstanding.

                  3.3. Payment of Notes While Senior Indebtedness in Default. If
(a) any default in the payment when due of any amount of principal of or interest or any other amount due on any Senior Indebtedness shall occur and be continuing which defaulted payment in any such case exceeds $500,000, or (b) any event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness being declared due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled, the holders of the Notes shall not be entitled to receive any Payment on account of the principal of or interest or premium (if any) on any Note.

                  3.4. Obligation of Company Not Impaired. The provisions of this Article 3 define the relative rights of the holders of Senior Indebtedness and of the Notes against the


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Company and its property. Nothing herein shall impair, as between the Company and the holders of the Notes, the obligation of the Company, which is unconditional and absolute, to pay to the holders of the Notes the principal thereof and premium, if any, and interest thereon in accordance with their terms and the provisions hereof and any other consents due hereunder, nor, except as otherwise expressly provided in this Article 3, shall anything herein prevent the holders of the Notes from exercising all remedies hereunder or otherwise permitted by applicable law.

                  3.5. Subrogation. Subject to the payment in full in cash of all Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company to be made with respect to Senior Indebtedness until the principal of and premium, if any, and interest on the Notes shall be paid in full. For the purposes of such subrogation, no payments to the holders of Senior Indebtedness of any cash, property, stock or obligations to which the holders of the Notes would be entitled except for the provisions of this Article 3 shall, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the holders of the Notes, be deemed to be a payment by the Company to or on account of Senior Indebtedness.

                  3.6. When Distributions Must be Paid Over. In the event that any holder of a Note receives a payment in respect of a Note in violation of this Article 3, and if such fact shall, at or prior to the time of such payment, have been made known to such holder, such payment shall be held by such holder in trust for the benefit of, and shall, forthwith upon receipt thereof, be paid over and delivered to, the holders of the Senior Indebtedness remaining unpaid or their respective trustees, agents or representatives, ratably according to the aggregate amount remaining unpaid on account of the principal of and interest on the Senior Indebtedness held or represented by each, to the extent necessary to pay such obligations in full in accordance with their terms.

                  3.7. Enforcement and Reliance by Holders of Senior Indebtedness. The provisions of this Article 3 are for the benefit of the holders of the Senior Indebtedness and their successors and assigns and they may enforce such provisions directly against any of the holders of the Notes in accordance with the terms, if any, of the Senior Indebtedness. The subordination provisions set forth in this Article 3 shall be deemed to be a continuing subordination, shall be incorporated by reference in each Note, and shall be and remain in full force and effect until payment in full in cash of all Senior Indebtedness. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with. The holders of the Senior Indebtedness may, without impairing or releasing the Company or the holders of the Notes from any obligation under this Article 3, but subject to the limitations set forth in clause (i) of Section 3.9, (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the


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collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                  3.8. Article 3 Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article 3 shall not be construed as preventing the occurrence of an Event of Default under Section 7.1.

                  3.9. Definition. As used in this Agreement, "Senior Indebtedness" means all obligations, to the extent permitted to be incurred pursuant to Section 6.2(e) hereof, whether now outstanding or hereafter arising, or for the payment of which the Company is responsible or liable as obligor, under a Guarantee or otherwise in respect of (i) all Debt pursuant to which the Notes are expressly required to be subordinated plus interest (including, without limitation, any interest accruing subsequent to an event specified in
Section 7.1(g)), and fees, expenses, indemnities and all other amounts payable under the instruments giving rise to such Senior Indebtedness and any notes, security documents, guaranties or other loan documents referred to therein or entered into pursuant thereto, and (ii) all deferrals, renewals, extensions, refundings and refinancings of any such obligations. In the case of any refinancing of such obligations as described in clause (ii), the term "Senior Indebtedness" shall refer to the new Debt.

4.    PREPAYMENTS

                  4.1. Optional Prepayment by Company. At any time after the second anniversary of the date hereof and prior to maturity, the Company shall be entitled to prepay the Notes, either in whole or in part, but if in part, then in a minimum amount of $1,000,000 (or if less than $1,000,000 of the Notes are outstanding, such lesser amount as may be outstanding), and if, greater, in integral multiples of $100,000, and in any event, only once in any 12-month period, at a price equal to 100% of the principal amount of the Notes, together with accrued interest to the prepayment date; provided, that the Company may not deliver a notice of prepayment in accordance with Section 4.2 hereof unless the Common Stock of the Company shall have had a Closing Trading Price of $16 for at least 20 consecutive Trading Days through and including the trading date prior to the date of the notice of prepayment; provided, further, that the Closing Trading Price hereunder shall be proportionately adjusted if the Company (i) subdivides the number of outstanding Shares into a greater number of Shares, or
(ii) reduces the number of outstanding Shares by combining such shares into a smaller number of Shares. The Company shall be entitled to prepay the Notes in whole at a price equal to the outstanding principal balance of the Notes with accrued interest thereon to the prepayment date and with payment of all other amounts then due to the Purchaser hereunder.

                  4.2. Notice of Prepayment. The Company shall give the Purchaser written notice of each optional or mandatory prepayment not less than 30 days prior to the prepayment date, specifying such prepayment date and the principal amount of the Notes to be prepaid on such date, whereupon such principal amount of the Notes specified in such notice, together with the premium, if any, herein provided, and accrued interest thereon shall become due and payable on the prepayment date.

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                  4.3. Mandatory Prepayments. Any Termination Prepayments (as
such term is defined in the Escrow Agreement) made to the holders of Notes shall be applied as follows: (a) first, to payment of fees and expenses of the holders as provided in Section 10.2 hereof, (b) second, to payment of accrued interest on the Notes through and including the date of payment, and (c) third, to payment of unpaid principal amounts of outstanding Notes.

5.    CONVERSION

                  5.1. Right to Convert. A holder of Notes may, at any time at its option, convert all or any portion of the principal amount of Notes, together with accrued interest thereon, into such number of fully paid and nonassessable Shares as is determined by dividing (i) the principal amount of Notes surrendered for conversion together with the amount of interest accrued thereon to the date notice of conversion is given, by (ii) the Conversion Price determined as hereinafter provided in effect on said date. The Conversion Price shall be $8.50 per Share, subject to adjustment as hereinafter provided.

                  5.2. Mechanics of Conversion. To convert any Note or any portion thereof into Shares, the holder shall give written notice to the Company in the form attached to the Note as Exhibit 1 (which notice may be given by facsimile transmission) that the holder elects to convert the same. Promptly thereafter such holder shall surrender the Note, with the conversion endorsement duly completed, at the office of the Company or of any transfer agent for such stock. The Company shall, as soon as practicable after receipt of such notice, issue and deliver to or upon the order of such holder a certificate or certificates for the number of Shares to which the holder shall be entitled, and a new Note (or the former Note duly annotated) representing the remaining principal amount (if any) not converted. The Company shall use its reasonable best efforts to effectuate any such issuance within 72 hours and to transmit the Shares by messenger or overnight delivery service to the address designated by such holder. Such conversion shall be deemed to have been made immediately prior to the close of business on the date such notice of conversion is received by the Company. The person or persons entitled to receive the Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Shares at the close of business on such date.

                  5.3. Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment as follows:

                  (a) Share Splits and Combinations. In the event, prior to the payment or conversion of this Note in full, the Company shall issue any shares of its Common Stock as a share dividend or shall subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such events, the Conversion Price in effect at the time of such action shall be reduced proportionately. Conversely, in the event the Company shall reduce the number of shares of its outstanding Common Stock by combining such shares into a smaller number of shares, then, in such event, the Conversion Price in effect at the time of such action shall be increased proportionately. Any dividend paid or distributed on the Common Stock in shares of any other class of Capital Stock of the Company or securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable on the conversion thereof. An adjustment made pursuant to this


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Section 5.3(a) shall become effective immediately after the effective date of the event giving rise to the adjustment.

                  (b) Other Adjustments. The Conversion Price shall be subject to adjustment from time to time as follows:

                           (i) If the Company shall at any time or from time to
                  time after the date hereof, issue any shares of Common Stock, or preferred stock, warrants, options, rights, or other securities convertible into or exchangeable or exercisable for shares of Common Stock without consideration or for a consideration per share less than the then prevailing Conversion Price, then, the Conversion Price in effect immediately prior to each such issuance will forthwith be adjusted to a price equal to the quotient obtained by dividing an amount equal to the sum of (x) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of clause (ii)) immediately prior to such issuance multiplied by the Conversion Price in effect immediately prior to such issuance, plus (y) the consideration received by the Company upon such issuance, by the total number of shares of Common Stock issued and outstanding after giving effect to such issuance (including any shares of Common Stock deemed to have been issued pursuant to subdivision (C) of clause (ii) immediately after the issuance of such Common Stock).

                           (ii) For the purposes of any adjustment of the
                  Conversion Price pursuant to clause (i), the following provisions shall be applicable:

                                    (A) In the case of the issuance of Common
                           Stock for cash, the consideration shall be deemed to be the amount of cash received by the Company therefor.

                                    (B) In the case of the issuance of Common
                           Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the "fair value" of such consideration as determined in the good faith judgment of the board of directors of the Company.

                                    (C) In the case of the issuance of (x)
                           options to purchase or rights to subscribe for Common Stock, (y) securities by their terms convertible into or exchangeable for Common Stock or (z) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                            (1) the aggregate maximum number of
                           shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock (in each case without giving effect to any future operation of anti-dilution clauses in any such option to purchase or


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                           right to subscribe) shall be deemed to have been
                           issued at the time such options or rights were issued, and for a consideration equal to the consideration (determined in the manner provided in subdivisions (A) and (B) above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                            (2) the aggregate maximum number of
                           shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchange securities and subsequent conversion or exchange thereof (in each case without giving effect to any future operation of anti-dilution clauses in any such convertible or exchangeable securities or options to purchase or rights to subscribe) shall be deemed to have been issued at the time such securities were issued or such options or rights were issued, and for a consideration equal to the consideration received by the Company for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Company upon the conversion of exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subdivisions (A) and (B) above);

                                            (3) on any change in the number of
                           shares of Common Stock deliverable upon exercise or in the exercise price of any such options or rights or conversions of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustments made upon the issuance of such options, rights or securities not converted prior to such change been made upon the basis of such change; and

                                            (4) on the expiration of any such
                           options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had such options, rights, securities or options or rights related to such securities not been issued.

                           (iii) All calculations under this subsection 5.3(b)
                  shall be made to the nearest one half of one cent ($.005) or to the nearest one-tenth of a share, as the case may be.

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                  (c) Whenever the Conversion Price shall be adjusted as
provided in this Section 5.3, the Company shall deliver, by first-class mail, to each holder of Notes at such holder's address appearing on the Company's records, a statement, signed by an officer of the Company, showing in detail the facts requiring such adjustment and the Conversion Price that shall be in effect after such adjustment.

                  (d) No adjustment of the conversion Price shall be made as a result of or in connection with the issuance of (i) Common Stock pursuant to options, warrants or share purchase agreements outstanding or in effect on the date hereof, (ii) the issuance to employees and directors of the Company and its Subsidiaries of options, in each case at a price not less than the fair market value of such Shares at the time of issuance of such options, pursuant to the Existing Option Plans to purchase not more than 182,185 Shares, (iii) the reissuance of any expired and unexercised, cancelled or forfeited options under any Existing Option Plans, or (iv) the issuance of Common Stock upon exercise of any such options, warrants or share purchase agreements.

                  5.4. Certificates as to Adjustments. Annually, on or before the first Business Day following the ninetieth day after the end of the Company's preceding fiscal year, the Company at its expense shall promptly compute any adjustment or readjustment required pursuant to Section 5.3 in accordance with the terms hereof and prepare and furnish to the holders of Notes a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based; provided, that if the holder converts this Note, in whole or in part, prior to the issuance of such certificate but after an event or events giving rise to a previously undisclosed adjustment or readjustment pursuant to Section 5.3, simultaneously with the delivery of certificates of shares of Common Stock the Company shall deliver to the holder a certificate setting forth all previously undisclosed adjustments or readjustments. The Company shall, upon the written request at any time of the holder of Notes, furnish or cause to be furnished to such holder a like certificate prepared by the Company setting forth such adjustments and readjustments.

                  5.5. Notice of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to the holders of Notes at least 30 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right and the amount and character of such dividend, distribution, security or right.

                  5.6. Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with such conversion.

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                  5.7. Reservation of Stock Issuable Upon Conversion. The
Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of Notes hereunder such number of its Shares as shall from time to time be sufficient to effect the conversion of the Notes based upon a Conversion Price of $8.50 per Share, as such amount may be adjusted in accordance with the provisions of Section 5.3. The Company agrees not to take any corporate action, including without limitation, (i) reducing the number of authorized Shares, (ii) subdividing the number of outstanding Shares into a greater number of Shares, or
(iii) reducing the number of Shares by combining such shares into a smaller number of Shares, if, in any such case, the effect would be to reduce the number of authorized but unissued Shares to a number that is not sufficient to permit full conversion of the Notes. Notwithstanding the foregoing, if at any time the number of authorized by unissued Shares theretofore reserved by the Company shall not be sufficient to effect the conversion of the Notes, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of Shares as shall be sufficient for such purpose, including without limitation, engaging in best efforts to obtain the requisite shareholder approval. All Shares issued upon conversion of the Notes shall be fully paid and non-assessable.

                  5.8. Fractional Shares. No fractional Shares shall be issued upon the conversion of Notes. The Company shall pay to any holder who has converted all or any portion of the Notes cash in an amount equal to any fractional shares, such amount of cash to be determined by multiplying the Closing Trading Price on the Business Day prior to the date of conversion by the amount of the fractional Share. All Shares (including fractions thereof) issuable upon conversion of more than one Note by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional Share.

                  5.9. Reorganization or Merger. In case of any reorganization or any reclassification of the Capital Stock of the Company or any consolidation or merger of the Company with or into any other corporation or corporations or a sale of all or substantially all of the assets of the Company to any other person, then as part of such reorganization, consolidation, merger or sale, provision shall be made so that the Notes shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of Shares deliverable upon conversion of the Notes would have been entitled upon the record date (or date of, if no record date is fixed) such event and, in any case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Notes, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the Notes. The corporation or other Person surviving such transaction, if not the Company, shall assume in writing the obligations of the Company hereunder.

                  5.10. Issuance of Securities Below Conversion Price. In case the Company shall propose to (i) issue or sell any shares of Common Stock for a consideration per share less than the Conversion Price in effect at the date of such proposed issuance (the "Issue Date"), or (ii) issue options, rights or warrants to subscribe for shares of Common Stock or issue any securities convertible into or exchangeable for shares of Common Stock for a consideration per share less than the Conversion Price, the Company shall give the Purchaser notice (the "Issue Notice") at least 15 days prior to the Issue Date, specifying the security to be issued, the price thereof (if such price is known on such date, and if not, promptly following the time such price is determined) and all other relevant terms and conditions, including the terms of any proposed exchange or conversion feature. Following receipt of the Issue Notice from the Company, the Purchaser may, at any time prior to three days prior to the Issue Date, elect to purchase its Proportion Share (as hereinafter defined) of the securities described in the Issue Notice by giving the Company written notice of such election. For purposes hereof, the Purchaser's "Proportionate Share" shall be a fraction calculated as follows: (X) the numerator shall be the number of Shares issuable (at the time of issuance of such notice) to all holders of Notes issued hereunder upon conversion in full of such Notes into Shares, and (Y) the denominator shall be the number of Shares outstanding at the time of the Issue Notice plus the number of Shares issuable to all holders of Notes issued hereunder upon conversion in full of such Notes.

                  5.11. Determination of Conversion Price. The Company and the Purchaser agree that the Conversion Price has been negotiated at arms'-length, and represents the fair market value of the right to convert the Notes into Shares. The determination of the Conversion Price takes into account the illiquidity of the Notes, the fact that the Shares issuable upon conversion of the Notes will be "restricted securities" within the meaning of Rule 144 under the Securities Act, and the limited registration rights granted to the holders of Notes pursuant to the Registration Agreement.

6.    COVENANTS OF THE COMPANY

                  6.1. Affirmative Covenants. The Company covenants and agrees that until the Notes, together with interest and all other obligations incurred hereunder, are paid in full, the Company shall, unless first having procured the written consent of the Purchaser:

                  (a) Financial Data. Furnish to the Purchaser (i) as soon as practicable and in any event within 45 days after the end of the first three fiscal quarters of each year, commencing with the fiscal quarter ending September 30, 1996, an unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries and unaudited consolidated and consolidating statements of operations and cash flow for the Company and its Subsidiaries reflecting results of operations from the beginning of the Company's fiscal year to the end of such quarter and for such quarter, fairly presenting the financial condition and results of operations of the Company and its Subsidiaries as of the applicable dates and for the applicable periods and prepared in accordance with GAAP applied on a consistent basis with prior practices (except as otherwise stated therein and except that such statements need not contain all footnotes), subject to changes resulting from normal year-end and audit adjustments, setting forth in each case in comparative form consolidated and consolidating figures for such periods and for the corresponding periods in the preceding fiscal year and certified by the chief financial officer of the Company, subject to changes for year-end and audit adjustments; (ii) as soon as practicable, and in any event upon the earlier of (A) the filing by the Company of its report on Form 10-K with the Commission or (B) 105 days after the end of each fiscal year, audited consolidated and unaudited consolidating balance sheets of the Company and each of its Subsidiaries as at the end of such year, setting forth in each case in comparative form corresponding figures from the budget referred to in clause (iii) hereof and from the preceding annual audit, all in reasonable detail, and, in the case of such consolidated financial statements, examined by independent public accountants of recognized national standing selected by the Company, whose report shall state that the scope of the examination was made in accordance with GAAP; (iii) not later than 30 days prior to the commencement of each upcoming fiscal year of the Company, beginning with the fiscal year commencing January 1, 1997, the annual budget of the Company presenting monthly and annual information on a consolidated and consolidating basis and showing the separate budgets for each operating Subsidiary; (iv) at the time of the delivery of the financial statements required by clauses (i) and (ii) of this Section 6.1(a), a certificate of the chief financial officer of the Company (A) to the effect that to the best knowledge of the Company there exists no Default or Event of Default, or if such Default or Event of Default exists, specifying the nature thereof, the period of existence thereof and the action the Company proposes to take with respect thereto, and (B) also setting forth the calculations required to establish whether the Company is in compliance with Sections 6.1(l), 6.1(m), and in the event that the Company proposes to pay a cash dividend on its Common Stock, Section 6.2(a); (v) promptly upon transmission thereof, copies of all financial statements, proxy statements, notices and reports which the Company or any of its Subsidiaries shall send to its stockholders generally and copies of all registration statements filed by the Company with the Commission or with any securities exchange on which any of its securities are listed, and copies of all press releases and other statements made available generally by the Company or its Subsidiaries to the public concerning material developments and the business of the Company or any of its Subsidiaries; (vi) as soon as available, any written report pertaining to material deficiencies in respect of the Company's internal control matters submitted to the Company by the Company's independent accountants in connection with each annual or interim special audit of the financial condition of the Company made by such independent public accountants and, upon a request by the Purchaser, a written statement prepared by the chief financial officer of the Company summarizing the actions that the Company proposes to take in response thereto; (vii) with reasonable promptness, such other financial information, or information respecting results of operations, business or prospects of the Company or any of its Subsidiaries, as the Purchaser may reasonably request. The Company shall maintain a fiscal year of January 1 to December 31 until December, 2002.

                  (b) Payment of Charges. Pay and discharge, and cause each Subsidiary to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon such entities or its property or assets, or upon properties leased by it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon its property or assets, provided that the Company and its Subsidiaries shall not be required to pay such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and diligently pursued by proper proceedings if appropriate reserves with respect thereto have been set up by the Company or such Subsidiary, as the case may be, in accordance with GAAP.

                  (c) Proceeds.

                                    (i) The Company shall apply the proceeds of
                           the purchase price of the Notes solely for the purposes listed below, and for no other purposes:

                           (A) financing for the acquisition of Timber Energy Investment Inc. ("Timber") and the reasonable fees and expenses incurred by the Company in connection with such transaction; (B) the acquisition of a 9.6% limited partnership interest in Maine Energy and the reasonable fees and expenses incurred by the Company in connection with such transaction; (C) financing for the American Ash Recycling project in New England and the reasonable fees and expenses incurred by the Company in connection with such transaction; and (D) working capital, including the reasonable fees and expenses incurred by the Company in connection with the transactions contemplated hereby, limited to a maximum of $700,000. The Company agrees that it will not seek financing for the transactions contemplated by clauses (A) - (C) above from any Person for at least 270 days following the Closing (such 270th day being hereinafter referred to as the "Disbursement Termination Date"). The proceeds from the purchase of the Notes hereunder shall be disbursed to the Company as follows: $700,000 (less any expenses of the Purchaser under Section 10.2(a) hereof in an amount not to exceed $75,000) shall be advanced to the Company at Closing, and the Escrow Payment shall be deposited by wire transfer into the escrow account created pursuant to the Escrow Agreement and disbursed to the Company in accordance with the terms thereof.

                                    (ii) In the event that, prior to the
                           Disbursement Termination Date, the Company shall not have used all of the Escrow Fund (as such term is defined in the Escrow Agreement), then, at any time within 10 Business Days following the Disbursement Termination Date, the holder or holders of 50% or more of outstanding Notes, at their sole option, may, by written notice to the Company and the Escrow Agent in accordance with the Escrow Agreement, direct the Escrow Agent to disburse such unutilized funds to the Company, in which event the Company may use any funds so disbursed for any proper corporate purpose. In the event that the holder or holders of 50% or more of Notes do not direct the Escrow Agent to disburse the Escrow Fund to the Company within 10 Business Days following the Disbursement Termination Date, then, without any further action on the part of the holder or holders of Notes, the Escrow Fund shall be applied as provided in the Escrow Agreement and Section 4.3 hereof.

                                    (iii) Notwithstanding anything to the
                           contrary contained herein, nothing shall prohibit the Company from requesting an alternative use of proceeds other than as specified in Section 6.1(c)(i) hereof. If the holder or holders of 50% or more of outstanding Notes shall agree to such alternative use of proceeds, the Company and such holders of Notes shall send written notice to the Escrow Agent, directing it to disburse the Escrow Fund in accordance with such instructions.

                  (d) Insurance. (i) Maintain or cause to be maintained, on its behalf and on behalf of each Subsidiary, in effect at all times insurance with insurance companies rated "A-" or better, with a minimum size rating of "VIII", by Best's Insurance Guide and Key Ratings, (or an equivalent rating by another nationally recognized insurance rating agency of similar standing if Best's Insurance Guide and Key Ratings shall no longer be published) or other insurance companies of recognized responsibility reasonably satisfactory to Purchaser; and
(ii) on or before July 15 of each year, commencing July 15, 1997, furnish to Purchaser, a certificate signed by a duly authorized representative of the Company showing the insurance then maintained by or on behalf of the Company pursuant hereto, together with evidence of payment of the premiums thereon.

                  (e) Inspection of Books and Assets. Allow during normal business hours any representative of the Purchaser to visit and inspect any of the properties of the Company and any Subsidiary, to examine the books and records of any such entity and make copies and extracts thereof and to discuss any such entity's affairs, finances and accounts with its officers, directors and employees, all at such reasonable times and as often as the Purchaser may reasonably request upon no less than three Business Days' prior written notice.

                  (f) Notices. Deliver to the Purchaser as soon as possible, and in any event within fifteen days after any director of officer of the Company acquires actual knowledge of the following, written notice of (i) any material proceedings(s) being instituted or threatened to be instituted by or against the Company or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (ii) any Material Adverse Change, (iii) the existence of any Default or Event of Default, the period of existence thereof and what action the Company proposes to take with respect thereto, (iv) any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of the Company, its employees, agents, contractors, consultants or representatives, or of any other Person if such casualty, damage or loss affects the Company or any of the Projects, in excess of $250,000 for any one casualty or loss, or an aggregate of $1,000,000, (v) any cancellation or material change in the terms, coverages or amounts of any insurance described in
Section 6.1(d), (vi) initiation of any condemnation proceedings involving any of the Projects or any portion thereof; and (vii) any fact, circumstance, condition or occurrence at, on, or arising from, any of the Projects that results in material noncompliance with any Hazardous Substance Law or any Release of Hazardous Substances at or from any of the Projects and pending or, to the Company's knowledge, threatened, Environmental Claim against the Company or to the Company's knowledge any of its Affiliates, contractors, lessees or any other Persons, arising in connection with their occupying or conducting operations on or at any of the Projects.

                  (g) Preservation of Existence. (i) Maintain and preserve, and cause each Subsidiary of the Company to maintain and preserve, its existence and right to carry on its business and all material rights, powers, privileges and franchises which are advantageous to it; and (ii) duly procure, and cause each Subsidiary of the Company to procure all necessary renewals and extensions thereof.

                  (h) Maintenance of Properties. Ensure that the property and equipment of the Company and each Subsidiary are used or useful in its business, and are kept in good repair, working order and condition (ordinary wear and tear excepted), except property which in the aggregate is not material, and that from time to time there are made to such properties and equipment all needful repairs, renewals, replacements, extensions, additions, and improvements to the extent and in the manner customary for companies in similar businesses.

                  (i) ERISA. The Company and each member of the Controlled Group shall at all times fulfill their obligations under the minimum funding standards of ERISA and the Code for each Plan, shall at all times be in compliance in all material respects with applicable provisions of ERISA and the Code, shall not incur any liability to the PBGC or any Plan under Title IV of ERISA, and within 30 days after (A) the occurrence of any reportable event (as defined in Section 4043(b) of ERISA) with respect to any Plan, (B) the complete or partial withdrawal by the Company or any member of the Controlled Group from any Multiemployer Plan, or (C) any Multiemployer Plan enters reorganization status, becomes insolvent, or terminates (or notifies the Company or any member of the Controlled Group of its intent to terminate under Section 4041A of ERISA) the Company shall report such occurrence to the Purchaser and furnish such information as the Purchase may reasonably request with respect thereto.

                  (j) Compliance with Law. Comply, and cause each Subsidiary to comply, in all material respects with the requirements of all applicable laws, rules, regulations, court orders, decrees, and orders of any governmental agency (including but not limited to laws, rules, regulations, court orders and decrees, and orders of any governmental agency with respect to the environment, employee benefits and fair labor standards and wages), whether or not compliance therewith requires structural changes to any of the Projects or any part thereof or requires major changes in operational practices or interferes with the use and enjoyment of any of the Projects or any part thereof; provided, however, that the Company and each Subsidiary shall have the right to contest the imposition of any laws, rules, regulations, court orders, decrees, and governmental agency orders if such contest is made in good faith and diligently pursued by proper proceedings and appropriate reserves with respect thereto have been established in accordance with GAAP.

                  (k) Conduct of Business. Continue to engage in, and cause such of its Subsidiaries to continue to engage in, the business currently conducted by it, and not engage to any material extent in any other business.

                  (l) Debt Service Coverage. The Company shall at all times maintain a ratio of Cash Flow to Debt Service of at least 2.00:1 on a rolling four quarter basis commencing with the four fiscal quarters ending September 30, 1996.

                  (m) Leverage Ratio. The Company shall at all times maintain a ratio of Consolidated Indebtedness to Adjusted Tangible Net Worth of greater than 0.66:1.00.

                  (n) Board of Directors. Concurrently with the Closing, the Company shall appoint to its board of directors Robert M. Davies. The Company agrees that, so long as the Notes are outstanding, it will, subject to the fiduciary duties of the board of directors of the

Company, nominate to its board of directors any senior vice president or more senior officer of Wexford Management LLC and shall use its best efforts to cause such nominee to be elected.

                  6.2. Negative Covenants. The Company covenants and agrees that until the Notes, together with interest and all other obligations incurred hereunder, are paid in full, without the prior written consent of the Purchaser:

                  (a) Dividends, Etc. The Company shall not declare or pay any dividends, purchase or otherwise acquire for value any of its Capital Stock or warrants now or hereafter outstanding, or make any distribution of assets to its stockholders, or permit any Subsidiary to purchase or otherwise acquire for value any of the Capital Stock of the Company (each, a "Restricted Payment"); provided, however, that if Borrower's ratio of Consolidated Debt to Adjusted Tangible Net Worth is less than 0.25:1, and the Company's ratio of Cash Flow to Debt Service exceeds 3.5:1, then the Company may make one or more Restricted Payments, provided that the aggregate amount of all such Restricted Payments does not exceed 50% of Consolidated Net Income earned from and after October 1, 1996.

                  (b) Transactions with Affiliates. Except for transactions previously disclosed by the Company in its filings with the Commission as of the date hereof, the Company will not, and will not permit any of its Subsidiaries to, enter into or carry out any transaction with (including, without limitation, purchasing property or services from or selling property or services to) any Affiliates except upon terms reasonably found by the board of directors of the Company after due inquiry and as set forth in a resolution of the board of directors of the Company to be fair and reasonable and no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction.

                  (c) Regulation G. The Company shall not, directly or indirectly, apply any part of the proceeds of the Notes to purchase or carry any Margin Stock (as defined in Regulation G of the Board of Governors of the Federal Reserve System), to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or to retire Indebtedness which was incurred to purchase or carry any Margin Stock.

                  (d) Acquisition of Notes. The Company will not, nor will it permit any of its Subsidiaries or Affiliates to, directly or indirectly, repurchase or otherwise acquire or make any offer to repurchase or otherwise acquire any Notes (other than in accordance with the provisions of Article 4) unless the Company shall have offered to purchase or otherwise acquire from all of the holders of the Notes the same proportion of the aggregate principal amount of Notes, at the time outstanding, and upon the same terms and conditions.

                  (e) Senior Indebtedness. Neither the Company nor any Subsidiary shall create, assume, incur or suffer to exist (whether as obligor or pursuant to a Guarantee) Senior Indebtedness in aggregate principal amount exceeding the greater of (i) $2,600,000 or (ii) ten percent (10%) of the Company's Consolidated Net Worth.

                  (f) Limitation on Additional Indebtedness. The Company shall not create, incur, assume, make any Guarantee of or in any other manner become directly or indirectly liable for the payment of, any Debt except Permitted Debt, unless, at the time thereof, and after giving effect thereto and to any concurrent transactions no Default or Event of Default has occurred and is continuing and:

                           (i) after giving effect to the incurrence of such
                  Debt, the Company's ratio of Consolidated Debt to Adjusted Tangible Net Worth is greater than 0.66:1.00; and

                           (ii) the Company's ratio of Cash Flow to Pro Forma
                  Debt Service is at least 2.00:1.00

                  (g) Limitation on Liens. The Company shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except:

                           (i) The Liens existing on the date hereof (and
                  extension, renewal and replacement Liens upon the same property theretofore subject to any such Lien, provided the amount secured by each Lien constituting such an extension, renewal or replacement Lien shall not exceed the amount secured by the Lien theretofore existing); and

                           (ii) Liens on property securing all or part of the
                  purchase price thereof to the Company and Liens (whether or not assumed) existing on property at the time of purchase thereof by the Company, as the case may be (and extension, renewal and replacement Liens upon the same property theretofore subject to a Lien described in this Section 6.2(g), provided the amount secured by each Lien constituting such extension, renewal or replacement shall not exceed the amount secured by the Lien theretofore existing and reasonable transaction costs relating to such extension, renewal or replacement Lien), provided, in each case

                                    (A) each such Lien is confined solely to the
                           property so purchased, improvements thereto and proceeds thereof, and

                                    (B) the aggregate amount secured by all such
                           Liens on any particular property at the time purchased by the Company, shall not exceed 66-2/3% of the lesser of the fair market value of such property at such time and the purchase price of such property ("purchase price" for this purpose including the amount secured by each such Lien thereon whether or not assumed); and

                                    (C) The Company is permitted to incur such
                           debt pursuant to Section 6.2(f) hereof.

                           (iii) Liens arising from taxes, assessments, charges,
                  levies or claims described in Section 6.1(b) that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso of such Section 6.1(b);

                           (iv) Deposits or pledges to secure workmen's
                  compensation, unemployment insurance compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, or stay, surety or appeal bonds, or other pledges or deposits of like nature and all in the ordinary course of business; and

                           (v) Liens that are not incurred in connection with
                  the obtaining of any loan, advance or credit and that do not in the aggregate materially impair the use of the property or assets of the Company or the value of such property or assets for the purpose of such business.

                  (h) Sale or Lease of Assets. The Company shall not, and shall not permit any Subsidiary, to sell, lease, assign, transfer or otherwise dispose of assets, whether now owned or hereafter acquired except (i) in the ordinary course of its business and (ii) except for obsolete, worn out or replaced property not used or useful in its business; and in each case at fair market value, except that the Company or any Subsidiary may sell assets, in one transaction or a series of related transactions so long as (A) each such sale is at a price at least equal to the fair market value of such assets, and (B) the aggregate sale proceeds from all such related transactions do not exceed $1,000,000.

                  (i) Investments. Make or permit to remain outstanding any advances or loans or extensions of credit to, or purchase or own any stocks, bonds, notes, debentures or other securities of any Person, except Permitted Investments.

                  (j) Hazardous Substance. Release, emit or discharge into the environment any Hazardous Substances in violation of any Hazardous Substance Laws, Legal Requirements or Applicable Permits.

7.    EVENTS OF DEFAULT

                  7.1. Events of Default. Upon the occurrence of any of the following specified Events of Default (each herein called an "Event of Default"):

                  (a) Principal. The Company shall default in the due and punctual payment of any principal amount of any the Notes; or

                  (b) Interest. The Company shall default in the due and punctual payment of any interest on any of the Notes for a period of five days; or

                  (c) Representations and Warranties. Any representation, warranty or statement made by the Company contained in this Agreement, or otherwise made in connection herewith, or in any certificate or statement furnished pursuant to or in connection herewith, shall in any material respect be breached or prove to be untrue or incorrect on the date as of which made; or

                  (d) Certain Covenants. The Company shall default in the due performance or observance of any term, covenant or agreement contained in
Section 6.1(c) 6.1(l), 6.1(m) or 6.1(n); or Sections 6.2(a), 6.2(e), 6.2(f) or
6.2(g).

                  (e) Other Covenants. The Company shall default in the due performance or observance of any term, covenant or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (d) above) and such default shall continue unremedied for a period of 30 days after notice by any holder of Notes to the Company thereof; or

                  (f) Other Obligations. Any obligation of the company or any Subsidiary having an aggregate principal amount of $250,000 or more shall be declared to be or shall become due and payable prior to the stated maturity thereof or there shall have been or exercised any right of set-off in respect thereof in an amount exceeding $250,000 or any such obligation shall not be paid as and when the same becomes due and payable (taking into account any applicable grace periods); or

                  (g) Insolvency. The Company, Maine Energy, PERC or any Subsidiary, which during the prior four fiscal quarters represented ten percent (10%) of (i) the revenues or (ii) the assets of the Company and its Consolidated Subsidiaries (a "Material Subsidiary") shall commence a voluntary case concerning the Company or such Material Subsidiary under the Bankruptcy Code; or an involuntary case is commenced against the Company or any Material Subsidiary under the Bankruptcy Code and relief is ordered against the Company or any Material Subsidiary or the petition is controverted, but is not dismissed within 60 days after the commencement of the case; or the Company or any Material Subsidiary is not generally paying, or is unable to pay or admits in writing its inability to pay, its debts as such debts become due; or a custodian, receiver, trustee, or liquidation is appointed for, or takes charge of, all or any substantial portion of the property of the Company or any Material Subsidiary; or the Company or any Material Subsidiary shall commence any other proceeding under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any Material Subsidiary or there is commenced against the Company or any Material Subsidiary any such proceeding which remains undismissed for a period of 60 days or the Company or any Material Subsidiary is adjudicated insolvent or bankrupt; or the Company or any Material Subsidiary shall fail to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or the Company or any Material Subsidiary by any act or failure to act shall indicate its consent to, approval of or acquiescence in any such case or proceeding or in the appointment of any custodian or the like of or for it or any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of 60 days; or the Company or any Material Subsidiary shall make a general assignment for the benefit of creditors; or any action is taken by the Company or any Material Subsidiary for the purpose of effecting any of the foregoing; or

                  (h) Judgments. A judgment or judgments (excluding money judgments covered by insurance issued by a solvent insurer as to which the insurer has admitted liability as to the full amount of such judgment) for the payment of money in excess of $250,000 in the aggregate shall be rendered against the Company or any Subsidiary and any such judgments or judgments shall, if unsatisfied, remain unstayed for a period in excess of 60 days; or

                  (i) ERISA. If (1) a Reportable Event shall have occurred with respect to any Plan, and within 30 days after the reporting of such Reportable Event to the Purchaser by the Company (or the Purchaser otherwise obtaining knowledge of such event) and the furnishing of such information as the Purchaser may reasonably request with respect thereto, the Purchaser shall have notified the Company that (A) Purchaser has made a determination that, on the basis of such Reportable Event, there are reasonable grounds of the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and (B) as a result thereof, an Event of Default exists hereunder; or (2) a trustee shall be appointed by a United States District Court to administer any Plan; or (3) the PBGC shall institute proceedings to terminate any Plan; or (4) a complete or partial withdrawal by the Company or any member of the Controlled Group from any Multiemployer Plan shall have occurred, or any Multiemployer Plan shall enter reorganization status, become insolvent, or terminate (or notify the Company or any member of the Controlled Group of its intent to terminate) under Section 4041A of ERISA and, within 30 days after the reporting of any such occurrence to the Purchaser by the Company (or the Purchaser otherwise obtaining knowledge of such event) and the furnishing of such information as the Purchaser may reasonably request with respect thereto, the Purchaser shall have notified the Company that the Purchaser has made a determination that, on the basis of such occurrence, an Event of Default exists hereunder; provided that any of the events described in this Section 7.1(i) shall involve (x) one or more ERISA Plans that are single-employer plans (as defined in Section 4001(a)(15) of ERISA) and under which the aggregate gross amount of unfunded benefit liabilities (as defined in Section 4001(a)(16) of ERISA), including vested unfunded liabilities which arise or might arise as the result of the termination of such ERISA Plan or Plans, and/or (y) one or more Multiemployer Plans to which the aggregate liabilities of the Company and all members of the Controlled Group, shall exceed $250,000;

then, and in any such event, any at any time thereafter, if any Event of Default shall then be continuing, the holder or holders of a majority in principal amount of the Notes then outstanding (exclusive of Notes then owned by the Company or any of its Subsidiaries or any Affiliate thereof) may declare the principal of and accrued interest on the Notes to be due and payable, whereupon the same shall forthwith become, due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company; provided, that if an Event of Default specified in Section 7.1(g) shall occur, the principal of, and accrued interest on, the Notes shall automatically and immediately become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

8.    REPRESENTATIONS AND WARRANTIES

                  8.1. Representations, Warranties and Agreements of the Company. The Company represents and warrants to and agrees with the Purchaser:

                  (a) Corporate Existence and Standing. (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey. Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The Company and each Subsidiary thereof has all requisite corporate authority to own its property and to conduct its business in each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary or is subject to no material liability or disability by reason of the failure to be so qualified.

                           (ii) Maine Energy is (A) a limited partnership duly
constituted, validly existing and in good standing under the laws of the State of Maine and (B) duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. Maine Energy has all requisite partnership power and authority to own or hold under lease and operate the property it purports to own or hold under lease and to carry on its business as now being conducted and as proposed to be conducted in respect of the Maine Energy Project. All of the partners of Maine Energy are set forth on Schedule
II. The Company has delivered to the Purchaser a true and correct copy of the agreement of limited partnership of Maine Energy, as amended through the date hereof.

                           (iii) PERC is (A) a limited partnership duly
constituted, validly existing and in good standing under the laws of the State of Maine and (B) duly qualified, authorized to do business and in good standing in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary. PERC has all requisite partnership power and authority to own or hold under lease and operate the property it purports to own or hold under lease and to carry on its business as now being conducted and as proposed to be conducted in respect of the PERC Project. All of the partners of PERC are set forth on Schedule II. The Company has delivered to the Purchaser a true and correct copy of the agreement of limited partnership of PERC, as amended through the date hereof.

                  (b)       Capitalization.

                           (i) The total authorized capitalization of the
Company consists of (A) 10,000,000 shares of preferred stock, none of which are issued or outstanding, and (B) 13,333,333 Shares (no par value, stated value $.001 per share), of which 5,795,021 shares were issued and outstanding as of September 30, 1996. All such outstanding shares of the Company have been duly and validly issued and are fully paid and non-assessable.

                           (ii) Except as set forth on Schedule I attached
hereto, there are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any person to purchase or otherwise acquire any of the Capital Stock or equity securities of the Company or any Subsidiary thereof or any security that is convertible into or exchangeable for such Capital Stock or equity securities. Except as set forth in this Agreement, there are no preemptive or similar rights to subscribe for or to purchase any Capital Stock of the Company, and, except as set forth on Schedule I, the Company has not entered into any presently outstanding agreement to register its equity or debt securities under the Securities Act. The Company has no stock option plans other than the Existing Option Plans.

                  (c) Authorization and Validity. The Company has the power and authority and legal right to execute and deliver this Agreement, the Registration Agreement, the Escrow Agreement and the Notes and to perform its obligations hereunder and thereunder. The execution and delivery by the Company of this Agreement, the Registration Agreement, the Escrow Agreement and the Notes and the performance of its obligations hereunder and thereunder have been duly authorized by the Company, and this Agreement, the Registration Agreement, the Escrow Agreement and the Notes constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

                  (d) No Violation. Neither the execution and delivery by the Company of this Agreement, the Registration Agreement, the Escrow Agreement and the Notes nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will (i) violate the Company's or any Subsidiary's certificate of incorporation or by-laws; (ii) violate any judgment, decree, order, statute, law, regulation or rule of any court or governmental authority to which the Company or any of its Subsidiaries or any of their respective properties may be subject; or (iii) (A) cause the acceleration of the maturity of any Debt or obligation of the Company or any of its Subsidiaries or
(B) violate, or be in conflict with, or constitute a default under, or permit the termination of, or result in the creation of, any Lien upon any property of the Company or any of its Subsidiaries under any agreement or instrument to which such Person is a party or by which such Person (or its properties) may be bound, in aggregate amount or effect sufficient to constitute a Material Adverse Change. Neither the Company nor any of its Subsidiaries is (1) in violation of any term of its respective certificates of incorporation or by-laws, or (2) in default of or non-compliance with any material instrument, contract or agreement to which it is a party or of any judgment, decree, order, statute, rule or governmental regulation which is applicable to it or its business or properties and which could result in a Material Adverse Change.

                  (e) Financial Information; No Adverse Change. The balance sheet of the Company (i) as of December 31, 1995 and the related statements of operations and cash flow for the fiscal year then ended, and (ii) as of June 30, 1996 and the related statements of operations and cash flow for the year and the six months then ended (collectively, the "Financial Statements") (A) fairly present the financial condition and results of operations of the Company and its Subsidiaries reported on therein on the dates and for the fiscal periods shown therein, and (B) have been prepared in accordance with GAAP applied on a basis consistent with prior periods except as stated therein, subject, in the case of the financial statements as of June 30, 1996 and for the six months then ended, to normal audit adjustments, and that such financial statements do not contain all footnotes. Since June 30, 1996, there has been no Material Adverse Change in the assets, liabilities, properties, business, operations or financial condition of the Company and its Subsidiaries. Except as set forth on Schedule V attached hereto, neither the Company nor any of its Subsidiaries had as of June 30, 1996 any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise due or to become due, except to the extent set forth or provided in the Company's balance sheet as of June 30, 1996. Except as set forth on Schedule IV attached hereto, neither the Company nor any Subsidiary thereof has incurred since June 30,

1996, any debts, liabilities or obligations other than those incurred in the ordinary course of business.

                  (f) Projections. As an inducement to the Purchaser to enter into this Agreement, the Company has provided to the Purchaser certain financial projections, including financing and capitalization assumptions and pro forma financial information (collectively, the "Projections"). The assumptions underlying the Projections are reasonable and the Projections are based upon good faith and reasonable estimates of the anticipated operating results and financial condition of the Company and its Subsidiaries. To the knowledge of the Company, no event has occurred and no circumstance has arisen since the date of such Projections which would render such Projections or the assumptions underlying the same no longer reasonable.

                  (g) Compliance with Applicable Laws and Regulations; Consents.

                           (i) The Company and each of its Subsidiaries is in
material compliance with all federal, state and local laws, orders and regulations (including without limitation all laws, orders and regulations relating to environmental and pollution control, employee and public health and safety, zoning and land use, and fair wage and labor standards) and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, or the use of its properties and assets (including all premises occupied by it), of which the failure to comply has resulted in a Material Adverse Change.

                           (ii) The Company and each of its Subsidiaries has all
franchises, licenses, Permits, certificates and authorizations from all federal, state, local and foreign governmental authorities, which are necessary for the operation of its businesses, as now conducted, owned and used and all such franchises, licenses, Permits, certificates and authorizations are now in full force and effect, except where the failure to have such Permits would not have a material adverse effect on the Company or such Subsidiary. Neither the Company nor any of its Subsidiaries has received any notice, not heretofore complied with, from any federal, state or local authority or any insurance company or inspecting body that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, license, permit, authorization, or any other requirement of any such authority or body of which the failure to comply with results in a Material Adverse Change. Nothing has come to the attention of the Company or its Subsidiaries to the effect that (A) any product, process, method, substance, part or other material presently contemplated to be sold by or employed by the Company or its Subsidiaries in connection with its business may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (B) there is pending or to the best of the Company's knowledge threatened any claim or litigation against or affecting the Company and its Subsidiaries contesting its right to sell and use any such product, process, method, substance, part or other material or (C) there is, or there is pending or to the best of the Company's knowledge proposed, any patent, invention, device, application or principle or any statue, law, rule, regulation, standard or code which in the case of clauses (A)-(C), would result in a Material Adverse Change.

                           (iii) Assuming the correctness of the Purchaser's
representations set forth in Section 8.2 hereof, neither the nature of the Company or its Subsidiaries, or of its or their business or properties, nor any relationship between any of them and any other Person, nor any circumstance in connection with the transactions contemplated hereby and in the Notes, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Person or any governmental authority on the part of the Company or its Subsidiaries as a condition to the execution and delivery of this Agreement and the Notes, or the offer, issuance, sale or delivery of the Notes.

                  (h) Tax Returns and Payments. All tax returns required to be filed by the Company and each of its Subsidiaries have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges as to the Company and its Subsidiaries or any of their respective properties, income or sales which are due and payable have been paid. The reserves and provisions for taxes on the books of the Company and its Subsidiaries are adequate for all open years and for the current fiscal period and, to the knowledge of the Company, there is no additional assessment or basis for any material assessment for additional taxes (whether or not reserved against).

                  (i) Subsidiaries. The Subsidiaries of the Company are listed on Schedule II attached hereto.

                  (j) ERISA. The Company and each member of the Controlled Group are in substantial compliance with ERISA; there is no accumulated funding deficiency (whether or not waived) with respect to any Plan that is a pension plan as defined in Section 3(2) of ERISA; under each Plan subject to Title IV of ERISA, the present value of all accrued benefits and all benefit liabilities (as determined on the basis of the actuarial assumptions contained in the Plan's most recent actuarial valuation) does not exceed the current value of the assets of such Plan; and neither the Company nor any member of the Controlled Group has incurred or expects to incur any material liability to the PBGC in connection with any Plan. The Company and each member of the Controlled Group have made all contributions required in connection with any Multiemployer Plan on or before the applicable due date for such contributions. None of the Company or any member of the Controlled Group has terminated or withdrawn from (in a complete withdrawal as defined in Section 4203 of ERISA or a partial withdrawal as defined in Section 4204 of ERISA), or is aware of any withdrawal liability (as defined in Section 4201 of ERISA) assessed or reasonably likely to be assessed against the Company or any member of the Controlled Group with respect to, any Multiemployer Plan. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will involve a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which is not exempt under Section 408 of ERISA or under Section 4975 of the Code.

                  (k) Transactions with Interested Persons. Except as set forth in the Company's report on Form 10-K filed with the Commission for the year ended December 31, 1995, to the knowledge of the Company, as of the date hereof, no officer or director of the Company, or their respective spouses or children living at home, owns directly or indirectly on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer, competitor or supplier of the Company, or any organization other than a Subsidiary or Affiliate of the Company which has a contract or arrangement with the Company.

                  (l) Securities Act. Neither the Company nor any of its Subsidiaries, nor any agent acting on its behalf has, directly or indirectly, taken or will take any action which would subject the issuance of the Notes to the registration and prospectus delivery requirements of the Securities Act, or any securities or Blue Sky law of any applicable jurisdiction.

                  (m) Regulation G, Etc. Neither the Company nor any of its Subsidiaries owns any "margin security" as defined in Regulation G (12 C.F.R.
Part 207) of the Board of Governors of the Federal Reserve System (herein called a "margin security"). The proceeds of the sale of the Notes hereunder will be used solely for the purposes set forth in Section 6.1(c) hereof. The stock of each Subsidiary is not a margin security and none of the proceeds of this transaction will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation G. Neither the Company, nor any of its Subsidiaries, nor any agent acting on behalf of the foregoing has taken or will take any action which might cause this Agreement, the Notes or the Warrants to violate Regulation G, T or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934.

                  (n) Solvency. With respect and after giving effect to the transactions contemplated hereby (1) the aggregate fair value of all of the assets and properties of the Company is greater than the total amount of its liability on claims, including contingent claims, and the aggregate present fair saleable value of its assets as a going concern is greater than the amount that will be required to pay its probable liability on its Debts, including contingent liabilities, as they become absolute and matured, (2) the Company does not have, and has no reason to believe it will have, unreasonably small capital with which to conduct its business, and the Company does not intend to incur, and does not believe that it is incurring, debts beyond its ability to pay as they mature, and (3) no transfer or conveyance has been or will be made, or obligation incurred, by the Company (A) with intent to hinder, delay or defraud any present or future creditor or (B) to delay or defraud any present or future creditor or (C) in contemplation of insolvency and with a design to prefer one or more creditors to the exclusion in whole or in part of others.

                  (o)       Hazardous Substance.

                           (i) The Purchaser has previously received an
environmental report dated March, 1996 prepared by R.W. Beck, Inc. ("Environmental Report"). Except as set forth in the Environmental Report: (A) neither the Company nor any of its Subsidiaries (the "Subject Companies") is or has in the past been in violation of any Hazardous Substance Law which violation could result in a material liability to any of the Subject Companies or could reasonably be expected to have a Material Adverse Effect: (B) none of the Subject Companies nor, to the best knowledge of the Company, any third party has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under, or about the premises where any Project is located, or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to subject the Subject Companies to any material liability under any Hazardous Substance Law; (C) there are no underground tanks, whether operative or temporarily or permanently closed, located on the premises occupied by any of the Projects;
(D) there are no Hazardous Substances used, stored or present at, on or near any of the Projects except as disclosed in the Environmental Report; and (E) to the best knowledge of the Company, there is or has been no condition, circumstance, action, activity or event that could form the basis of any violation of, or material liability to the Subject Companies under, any Hazardous Substance Law.

                           (ii) Except as set forth in the Environmental Report,
to the best knowledge of the Company, there is no proceeding, investigation or inquiry by any Governmental Authority or any non-governmental third party with respect to the presence or release of Hazardous Substances in, on, from or to any of the premises occupied by any of the Projects and no such proceedings are contemplated by any such Governmental Authorities or non-governmental third parties.

                           (iii) Except as set forth in the Environmental
Report, the Company has no knowledge of any past or existing material violations of any Hazardous Substance Laws by any Person relating in any way to any of the premises occupied by any of the Projects.

                  (p) Litigation. Except as set forth on Schedule III attached hereto, there are no pending or, to the best of the Company's knowledge, threatened actions or proceedings of any kind, including actions or proceedings of or before any Governmental Authority, to which the Company or any of the Projects is a party or is subject, or by which any of them or any of their properties are bound that, if adversely determined to or against the Company or any such Project could result in a Material Adverse Change, nor, to the best of the Company's knowledge, is there any basis for any such action or proceeding.

                  (q) Labor Disputes and Acts of God. Neither the business nor the properties of the Company or any Subsidiary are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), materially and adversely affecting the business and properties or the operations of the Company or materially and adversely affecting the ability of any Subsidiary to perform it obligations.

                  (r) Trademarks. The Company owns or has the right to use all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, which are necessary for the operation of its business. Nothing has come to the attention of the Company to the effect that (i) any material product, process, method, substance, part or other material presently contemplated to be sold by or employed by the Company in connection with its business will infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, (ii) there is pending or threatened any claim or litigation against or affecting the Company contesting its right to sell or use any such product, process, method, substance, part or other material or
(iii) there is, or there is pending or proposed, any patent, invention, device, application or principle or any statute, law, rule, regulation, standard or code which would prevent or inhibit or substantially reduce the projected revenues of, or otherwise materially adversely affect the business, condition or operations of, the Company.

                  (s) Disclosure. Neither this Agreement, the Projections, nor any other document, financial statement or certificate furnished to the Purchaser, by or, to the knowledge of the Company, on behalf of the Company in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading under the circumstances in which they were made at the time such statements are made. There is no fact known to the Company which the Company has not disclosed to the Purchaser which materially adversely affects or, so far as the Company can now reasonably foresee, will materially adversely affect the properties, business or financial or other condition of the Company or the ability of the Company or its Subsidiaries to perform its obligations hereunder.

                  8.2. Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants:

                  (a) Brokers, Finders. The Purchaser has not retained any broker or finder in connection with the transactions contemplated herein so as to give rise to any valid claim for any brokerage or finder's commission, fee or similar compensation.

                  (b) Purchase for Investment. The Purchaser is an "Accredited Investor" and has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and the risks of this investment. The Purchaser is acquiring the Notes for its own account for investment purposes only and not with a view to the distribution or resale thereof. The Purchaser will not sell or transfer any of the Notes (i) in violation of applicable federal, state or foreign securities laws, or (ii) in principal amounts of less than $500,000.

                  (c) Organization. The Purchaser is a limited liability company organized and existing under the laws of the State of Delaware.

                  (d) Access to Information. Prior to the purchase of the Notes, the Purchaser had the opportunity to ask questions and receive answers from the Company and its representatives concerning the Company and the terms and conditions of the sale of the Notes.

                  (e) Legend on Shares. The Purchaser acknowledges that the Shares issuable upon conversion of the Notes will not have been registered under the Securities Act and will bear a legend restricting their transferability in accordance with the Securities Act.

                  (f) Confidentiality. The Purchaser acknowledges that from time to time holders of Notes may possess material non-public information concerning the Company and its Subsidiaries. The Purchaser, and each holder by its acceptance of such information, each agree to keep all such information confidential until, the Company shall have disclosed such information publicly. The Purchaser and each Affiliate will not trade any of the Company's securities while in possession of material non-public information concerning the Company or its Subsidiaries.

9.    DEFINITIONS

                  9.1. Definitions. For the purpose of this Agreement, the following terms shall have the following meanings:

                  "Accredited Investor" shall have the meaning assigned to such term in Rule 501(a) under the Securities Act.

                  "Affiliate" means any Person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company or any Subsidiary, and for each individual who is an Affiliate within the meaning of the foregoing, any other individual related to such Affiliate by consanguinity within the third degree or in a step or adoptive relationship within such third degree or related by affinity with such Affiliate or any such individual. A Person shall be deemed to control another person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

                  "Adjusted Tangible Net Worth" means at any date the Consolidated stockholders' equity of the Company and its Consolidated Subsidiaries plus the amount reported by Maine Energy as "Deferred Revenue" on its balance sheet (net of any minority interests) as a result of the sale of electric power capacity to Central Maine Power Company pursuant to a Power Purchase Agreement dated May 3, 1996, less their consolidated Intangible Assets, all determined as of such date.

                  "Applicable Permit" means any Permit, including any zoning, environmental protection, pollution, sanitation, FERC, PUC, safety, siting or building Permit (a) that is necessary at any given time in light of the stage of development, construction or operation of any of the Projects to construct, test, operate, maintain, repair, own or use any of the Projects or to sell electricity therefrom, or (b) that is necessary so that none of the Projects nor the Purchaser nor any Affiliate of any of them may be deemed by any Governmental Authority to be subject to regulation under the FPA or PUHCA or under any state laws or regulations respecting the rates or the financial or organizational regulation or electric utilities as a result of the construction or operation of any of the Projects or the sale of electricity therefrom, and expressly includes the Consent Order and the Settlement Agreement. In the event of a dispute as to whether a Permit is an Applicable Permit at any given time, the determination of a court of competent jurisdiction shall be controlling.

                  "Bankruptcy Code" means Title 11 of the United States Code as now or hereinafter in effect, or any successor thereto.

                  "Business Day" means a day other than Saturday or Sunday on which banks are open for business generally in New York.

                  "Capitalized Lease Obligation" shall mean any lease obligation of a lessee which, in accordance with generally accepted accounting principles (including without limitation Statement of Financial Accounting Standards No.
13), is or should be capitalized on the books of the lessee. For purposes hereof, the amount of such obligation is the capitalized amount thereof determined in accordance with such principles.

                  "Capital Stock" shall mean any class or series of capital stock of the Company.

                  "Cash Flow" shall mean for any accounting period, the sum of the following, without duplication: (i) net income (or net loss, as the case may be) for the Company for such period, plus (ii) any payments to the Company of interest, principal, fees or premium received in respect of Debt of any Subsidiary or other Person, less (iii) any loans to or investments in any Subsidiary or other Person, less (iv) any capital expenditures of the Company, and less (v) any income attributable to a Subsidiary (a "Restricted Subsidiary") if and to the extent such income is subject to a contractual or other prohibition preventing such Restricted Subsidiary from paying such income to the Company as a dividend or other distribution.

                  "Closing Trading Price" means (i) the last reported sale price of the Common Stock on the principal stock exchange on which the Common Stock is listed, or (ii) if the Common Stock is not listed on a stock exchange, the last reported sale price of the Common stock on the principal automated securities price quotation system on which sale prices of the Common Stock are reported, or
(iii) if the Common Stock is not listed on a stock exchange and sale prices of the Common Stock are not reported on an automated quotation system, the mean of the last bid and asked prices for the Common Stock as reported by National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least five of the ten preceding Trading Days. If none of the foregoing provisions are applicable, the "Closing Trading Price" of the Common Stock on a day will be the fair market value of the Common Stock on that day as determined by a member of the New York Stock Exchange, Inc., selected by the Board of Directors of the Company.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any success statue, and the rules and regulations promulgated thereunder.

                  "Commission" means the Securities and Exchange Commission, or any governmental body succeeding to the functions of the Commission.

                  "Common Stock" means the common stock of the Company, no par value.

                  "Consent Order" means the Consent Order issued by the York County Superior Court on July 7, 1989 in connection with a complaint filed by the MDEP against Maine Energy for violations of certain environmental laws and permits.

                  "Consolidated or consolidated", with reference to any term defined herein, shall mean that term as applied to the accounts of the Company and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

                  "Consolidated Debt" means all Debt of the Company and its Consolidated Subsidiaries then outstanding, determined on a consolidated basis; provided, however, that the following shall be excluded from the definition of "Consolidated Debt:" any Debt, which Debt is not subject to a Guarantee by the Company or any existing Subsidiary of (i) Timber and the American Ash Recycling project in New England and (ii) any Subsidiary which the Company elects to exclude; provided, however, that in the event of any such election, the Company's investment in any such Subsidiary shall be deducted in computing Adjusted Tangible Net Worth.

                  "Consolidated Net Income" means net income of the Company and its Consolidated Subsidiaries, determined in accordance with generally accepted accounting principles.

                  "Consolidated Subsidiary" shall mean at any time any Subsidiary of the Company which is or should be consolidated with the Company at such time for purposes of Company consolidated financial statements, in accordance with generally accepted accounting principles as in effect on October 1, 1996.

                  "Controlled Group" means a controlled group of entities of which the Company or any Subsidiary is a member within the meaning of Section 41(b) of the Code, any group of entities under common control with the Company or any Subsidiary within the meaning of Section 414(c) of the Code or any affiliated service group of which the Company or any Subsidiary is a member within the meaning of Section 414(m) of the Code.

                  "Debt" of any Person shall mean at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all Debt of others guaranteed by such Person and (v) all obligations of such Person to reimburse issuers of letters of credit, surety bonds or similar obligations for payments made to repay, purchase or otherwise retire any Debt referred to in the foregoing clauses (i) through (iv).

                  "Debt Service" shall mean, for any fiscal quarter, the sum of
(i) interest payable on, and amortization of debt discount in respect of, all Debt of the Company during such fiscal quarter(s), plus (ii) principal amounts of all such Debt payable during such fiscal quarters; less (iii) any payment of interest or principal on Debt of the Company made by a Restricted Subsidiary; provided, however, that no such amount payable shall be included in more than one of the foregoing clauses.

                  "Default" means any event, act or condition which with notice, or lapse of time, or both, would constitute an Event of Default.

                  "Environmental Claim" means any and all material obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, warning notices, notices of noncompliance or violation, investigations, proceedings, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages) and penalties, relating in any way to any Hazardous Substance Law or any Permit issued under any such Hazardous Substance Law (hereafter "Claims"), including (a) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable hazardous Substance Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting form Hazardous Substances or arising from alleged injury or threat of injury to health, safety or the environment.

                  "ERISA" means the Employment Retirement Security Income Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means (a) each trade or business (whether or not incorporated) which together with the Company or a Subsidiary would be deemed to be a "single employer" within the meaning of Section 4001 of ERISA and
(b) any member (whether or not incorporated) of (i) a group of which the Company or any of its Subsidiaries is a member or which is under common control with the Company or any of its Subsidiaries within the meaning of Sections 414(b) or (c) of the Code or (ii) of any affiliated service group within the meaning of
Section 414(m) of the Code which includes the Company or any Subsidiary.

                  "Existing Option Plans" means, collectively, (a) the 1986 Stock Option Plan of KTI, Inc., (b) the KTI, Inc. 1994 Long-Term Incentive Award Plan, (c) the Conversion Solutions, Inc. 1989 Long-Term Incentive Plan, and (d) the KTI, Inc. Directors' Stock Option Plan, in each case as in effect as of the date hereof.

                  "FERC" means the Federal Energy Regulatory Commission and its successors.

                  "FPA" means the Federal Power Act, excluding Sections 1-18, 21-30, 202(c), 210, 211, 212, 305(c) and any necessary enforcement provision of
Part III of the Act with regard to the foregoing sections.

                  "GAAP" means generally accepted accounting principles, as in effect from time to time, consistently applied except for changes required by changes in such generally accepted accounted principles.

                  "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including any zoning authority, FERC, the PUC, or any arbitrator with authority to bind a party at law).

                  "Governmental Rule" means any law, treaty, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

                  "Guarantee" means any agreement, except for endorsements of negotiable instruments for deposit or collection in the ordinary course of business, by which any Person directly or indirectly assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assure any creditor of such other Person against loss.

                  "Hazardous Substances" means all substances, chemicals (including petroleum products), materials, wastes, pollutants or contaminants that are listed, characterized or deemed in or under any Governmental Rule as harmful to human health or the environment, including (statutory acronyms and abbreviations having the meaning given them in the definition of "Hazardous Substances Laws") substances defined as "hazardous substances," "pollutants" or "contaminants" in Section 101 of the CERCLA; those substances defined as "hazardous waste," "hazardous materials" or "regulated substances" by the RCRA; those substances designated as a "hazardous substance" pursuant to Section 311 of the CWA; those substances defined as "hazardous materials" in Section 103 of the HMTA; those substances regulated as a hazardous chemical substance or mixture or as an imminently hazardous chemical substance or mixture pursuant to Sections 6 or 7 of the TSCA; those substances defined as "contaminants" by
Section 1401 of the SDWA, if present in excess of permissible levels; those substances regulated by the Oil Pollution Act; those substances defined as a pesticide pursuant to Section 2(u) of the FIFRA; those substances defined as a source, special nuclear or by-product material by Section 11 of the AEA; those substances defined as "residual radioactive material" by Section 101 of the UMTRCA; those substances defined as "toxic materials" or "harmful physical agents" pursuant to Section 6 of the OSHA); those substances defined as hazardous wastes in 40 C.F.R. Part 261.3; those substances defined as hazardous waste constituents in 40 C.F.R. Part 260.10, specifically including Appendix VII and VIII of Subpart D of 40 C.F.R. Part 261; those substances designated as hazardous substances in 40 C.F.R. Parts 116.4 and 302.4; those substances defined as hazardous substances or hazardous materials in 49 C.F.R. Part 171.8; those substances regulated as hazardous materials, hazardous substances, or toxic substances in 29 C.F.R. Part 1910; those substances falling within any of the above-quoted definitions in any other applicable federal or state environmental law; and in each case in the regulations adopted and publications promulgated pursuant to said laws, whether or not such regulations or publications are specifically referenced herein.

                  "Hazardous Substances Law" means any Governmental Rule relating to the protection of human health or the environment, including:

                           (i) the Comprehensive Environmental Response,
Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA");

                           (ii) the Federal Water Pollution control Act (33
U.S.C. Section 1251 et seq.) ("Clean Water Act" or "CWA");

                           (iii) the Resource Conservation and Recovery Act (42
U.S.C. Section 6901 et seq.) ("RCRA");

                           (iv) the Atomic Energy Act of 1954 (42 U.S.C.
Section 2011 et seq.) ("AEA");

                           (v) the Clean Air Act (42 U.S.C. Section 7401 et
seq.) ("CAA");

                           (vi) the Emergency Planning and Community Right to
Know Act (42 U.S.C. Section 11001 et seq.) ("EPCRA");

                           (vii) the Federal Insecticide, Fungicide, and
Rodenticide Act (7 U.S.C. Section 136 et seq.) ("FIFRA");

                           (viii) the Oil Pollution Act of 1990 (P.L. 101-380.
104 Stat. 486);

                           (ix) the Safe Drinking Water Act (42 U.S.C. Sections
300f et seq.) ("SDWA");

                           (x) the Surface Mining Control and Reclamation Act of
1974 (30 U.S.C. Section 1201 et seq.) ("SMCRA");

                           (xi) the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.) ("TSCA");

                           (xii) the Hazardous Materials Transportation Act (49
U.S.C. Section 1801 et seq.) ("HMTA");

                           (xiii) the Uranium Mill Tailings Radiation Control
Act of 1978 (42 U.S.C. Section 7901 et seq.) ("UMTRCA");

                           (xiv) the Occupational Safety and Health Act (29
U.S.C. Section 651 et seq.) ("OSHA");

                           (xv) the Maine Hazardous Waste, Septage and Solid
Waste Management Act (38 M.R.S.A. of Section 1301 (et seq.);

                           (xvi) the Uncontrolled Hazardous Substance Sites Act
(38 M.R.S.A. of Section 1361 (et seq.); and

                           (xvii) all other Federal, state and local
Governmental Rules which govern hazardous Substances, and the regulations adopted and publications promulgated pursuant to all such foregoing laws.

                  "Host Municipalities" means either or both of Saco, Maine and/or Biddeford, Maine.

                  "Indebtedness" means, as to any Person, without duplication:
(a) any liability of such Person (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit, surety bond or similar arrangement, or (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation), including given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or other current liability arising in the ordinary course of business which is not 90 days overdue (unless being contested by the Company in good faith)), or (iii) for the payment of money relating to a Capitalized Lease Obligation; or (iv) in respect of indebtedness, obligations and liabilities secured by any lien on property owned by such Person, whether or not such indebtedness, obligations or liabilities have been assumed by such Person; (b) any liability of others described in the preceding clause (a) in respect of which such Person has made a Guarantee; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

                  "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all investments in unconsolidated Subsidiaries, (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items; provided, however, that in no event shall the Company's investment in PERC be treated as an "Intangible Asset."

                  "Interest Expense" shall mean, for any period, interest expenses of the Company for such period (including, without limitation, amortization of any original issue discount on the Notes and that portion of rent paid or accrued attributable to Capitalized Lease Obligations to the extent the same exceeds the reduction in the liability carried on the Company's balance sheet with respect to such Capitalized Lease Obligations) and including, without limitation, all commissions, discounts and other fees and charges owed with respect to such period in connection with letters of credit, surety bonds or other similar obligations.

                  "Legal Requirements" means, as to any Person, the certificate or articles of incorporation, bylaws or other organizational or governing documents of such Person, any Governmental Rule and any requirement under a Permit, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "MDEP" means the Maine Department of Environmental Protection.

                  "Maine Energy" shall mean Maine Energy Recovery Company, Limited Partnership, a Maine limited partnership.

                  "Material Adverse Change" means any circumstance or event (including but not limited to any change or proposed change in laws, rules, regulations, court orders and decrees, and orders of any governmental agency with respect to the environment, employee benefits and fair labor standards and wages) which (i) has had or could reasonably be anticipated to have any adverse effect on the validity or enforceability of this Agreement or the Notes in any material respect (ii) has had or could reasonably be anticipated to have an adverse effect on the financial condition, business, results of operations or properties of the Company in any material respect or (iii) has impaired or could reasonably be anticipated to impair the ability of the Company to fulfill its obligations under any such agreement or instrument in any material respect.

                  "Multiemployer Plan" means any employee benefit plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA and to which the Company, any subsidiary or any Controlled Group member has or had any obligation to contribute.

                  "Net Worth" shall mean the stockholders' equity of the Company, except that there shall be deducted any amount of treasury stock (to the extent included therein).

                  "Note" has the meaning specified in Section 1.1.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "PERC" means Penobscot Energy Recovery Company, a Maine limited partnership.

                  "PUC" means the Maine Public Utilities Commission.

                  "PUHCA" means the Public Utility Holding Company Act of 1935 and all rules and regulations adopted thereunder.

                  "Permit" means any action, approval, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from a Governmental Authority.

                  "Permitted Debt" means Debt of the Company and its Subsidiaries as of the date of this Agreement that is listed on Schedule IV attached hereto and any Debt permitted to be incurred under the terms of this Agreement, and any refinancing, refunding or renewal of any such Debt.

                  "Permitted Investments" means (a) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations the timely payment of the principal of or interest on which are fully guaranteed by the United States of America: (b) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any of the following: Export-Import Bank of the United States, Federal Housing Administration or other agency or instrumentality of the United States; (c) repurchase agreements with financial institutions or savings and loan associations having a combined capital surplus of at least $500,000,000 fully secured by collateral security described in clauses (a) or (b) of this definition and continuously having a market value of at least equal to the amount so invested; (d) interest-bearing demand or time deposits (including certificates of deposit) which are either (i) insured by the Federal Deposit Insurance Corporation, or (ii) held in banks and savings and loan associations, having general obligations rated at least "AA" or equivalent by S&P or Moody's, or if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security described in clauses (a) or (b) of this definition, of a market value of no less than the amount of moneys so invested;
(e) commercial paper rated (on the date of acquisition thereof) at least A-1 or P-1 or equivalent by S&P or Moody's, respectively (or an equivalent rating by another nationally recognized credit rating agency of similar standing if neither of such corporations is then in the business of rating commercial paper), maturing not more than 90 days from the date of creation thereof; (f) any corporate evidence of indebtedness rated at least "A-" or equivalent by S&P or Moody's, maturing not more than 90 days from the date of creation thereof;
(g) loans to Anthony Noto not to exceed $100,00 in principal amount; (h) any advances, loans or extensions of credit or any stock, bonds, notes, debentures or other securities as the Purchaser may from time to time approve in its sole and absolute discretion; (i) investments of debt or equity in any Subsidiary; and (j) any investment permitted to be maintained pursuant to the Escrow Agreement.

                  "Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

                  "Plan" shall mean each employee benefit plan, as defined in
Section 3(3) of ERISA (other than a Multiemployer Plan and including terminated Plans) which currently: (1) is or has been maintained for employees of the Company, any subsidiary or of any Controlled Group member or (2) to which the Company, any Subsidiary or any Controlled Group member made or was required to make contributions.

                  "Pro Forma Debt Service" means Debt Service of the Company for the twelve consecutive calendar months immediately preceding the date of determination, assuming the Debt proposed to be issued was incurred on the first day of such twelve-month period.

                  "Projects" means (I) the waste-to-energy facility owned by Maine Energy in Biddeford, Maine, and (ii) the waste-to-energy facility owned by PERC in Orrington, Maine.

                  "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

                  "Reportable Event" means any event set forth in Section 4043(b) of ERISA or the regulations issued thereunder for which the reporting requirement has not been waived.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Indebtedness" has the meaning specified in Section
3.9.

                  "Settlement Agreement" means the Settlement Agreement, dated as of June 7, 1991, among Maine Energy, the Host Municipalities, the Biddeford-Saco Solid Waste Committee, Kuhr Technologies, Inc., KTI Environmental Group, Inc. (formerly KTI Energy, inc.) and KTI, Inc. (formerly KTI Holding, Inc.).

                  "Share" means a share of Common Stock.

                  "Subsidiary" shall mean any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Company, by the Company and one or more other Subsidiaries, or by one or more other Subsidiaries.

                  "Termination Event" means the occurrence of any one or more of the following events: (1) a Reportable Event occurs with respect to any Title IV Plan which could reasonably be expected to result in liability of the Company in excess of $250,000; (2) there occurs any action causing the termination of any Plan under section 4041(c) or of any Multiemployer Plan under Section 4041A of ERISA for which the Company or any ERISA Affiliate incurs liability to the PBGC in excess of $250,000; (3) as of the last of any plan year, the present value of the benefit liabilities under any Title IV Plan, as determined by such Plan's independent actuaries in accordance with such Plan's most recent actuarial valuation, exceeds the value as of such date, as determined by such actuaries, of all assets of such Plan by $1,000,000; (4) the Company or any other ERISA Affiliate incurs a complete or partial withdrawal from any Multiemployer Plan; or (5) a Lien arises or security is required to be provided to any Plan maintained by the Company or any ERISA Affiliate.

                  "Trading Day" means (i) if the Common Stock is listed on at least one stock exchange, a day on which there is trading on the principal stock exchange on which the Common Stock is listed, (ii) if the Common Stock is not listed on a stock exchange but sale prices or bid and asked quotations of the Common stock are reported on an automated quotation system, a day on which such prices or quotations are reported on the principal automated quotation system on which sale of the Common Stock are reported, or (iii) if the foregoing provisions are inapplicable, a day on which quotations are reported by National Quotation Bureau Incorporated.

                  9.2. Accounting Definitions and Calculations; Change in Asset Allocations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. Calculations and determinations of financial terms hereunder and the preparation of financial terms hereunder and the preparation of financial statements to be furnished to the Purchaser pursuant hereto shall be made and prepared, both as to classification of items and as to amount, in accordance with GAAP except as otherwise specified herein. If any changes in accounting principles or practices from those used in the preparation of the audited financial statements referred to in Section 6.1(a) are hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or agencies with similar functions), which results in a change in the method of accounting in the financial statements required to be furnished to the Purchaser hereunder or in the calculation of financial covenants, standards or terms contained herein, which change in any such case adversely affects the Purchaser hereunder, the parties hereto agree to enter into negotiations to amend such provisions so as equitably to reflect such changes to the end that the criteria for evaluating the Company's financial condition and performance will be the same after such changes as they were before such changes; and if the parties fail to agree on the amendment of such provisions, the Company will continue to furnish financial statements in accordance with applicable accounting principles and practices or allocations or methods, as the case may be, in effect immediately prior to such changes and to perform all financial covenants and observe all financial standards and terms in accordance with applicable accounting principles and practices in effect immediately prior to such changes.

10.   MISCELLANEOUS

                  10.1. Note Payments. The Company agrees that, as long as the Purchaser shall hold any Note, it will make payments of principal thereof and interest and premium, if any, thereon, which comply with the terms of this Agreement, by transfer of immediately available funds for credit to such other account or in such other manner as the Purchaser may designate in writing, notwithstanding any contrary provision herein or in any Note with respect to the place of payment. The Purchaser agrees that, before disposing of any Note, it will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid, and will notify the Company of the name and address of the transferee of such Note. The Company agrees to afford the benefits of this Section 10.1 to any Person which is the direct or indirect transferee of any Note purchased by the Purchaser hereunder.

                  10.2. Expenses. The Company agrees to pay, and save the Purchaser harmless against liability for the payment of, (a) the cost of (i) any taxes (including any interest and penalties in respect thereof) or filing fees payable by the Purchaser (other than taxes based upon the Purchaser's net income or profits) on or with respect to the transactions contemplated by this Agreement; and (ii) the reasonable fees, expenses and disbursements of the Purchaser's counsel, accountants and other advisors and consultants incurred in connection with the preparation of this Agreement, the other agreements described herein and the Closing hereunder, not to exceed $75,000 for all such fees and expenses under this clause (a); (b) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs) incurred by the Purchaser in connection with (i) amendments, modifications, approvals, consents or waivers hereto or hereunder and the enforcement of this Agreement and the Notes against the Company, or (ii) the administration thereof after the occurrence of an Event of Default or the occurrence of any event which after the giving of notice or lapse of time or both could constitute an Event of Default. The Company further agrees to indemnify and hold harmless the Purchaser as well as its shareholders, directors, partners, agents, officers, subsidiaries and affiliates, from and against all damages, losses, judgments, settlement payments, obligations, liabilities, claims, actions or causes of action, and reasonable costs and expenses incurred or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, including, without limitation, any brokers or finders fees payable as a result of the consummation of the transactions contemplated hereby; provided, however, that in no event shall the Purchaser be indemnified for (x) any breaches of its representations or warranties set forth in Section 8.2 hereof or (y) any acts or omissions by the Purchaser constituting gross negligence, willful misconduct or bad faith. In any investigation, proceeding or litigation, or the preparation therefor, the Purchaser shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Company agrees to pay promptly the reasonable fees and expenses of such counsel (but not more than one law firm in any one such case). The covenants of this Section 10.2 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

                  10.3. Consent to Amendments. Any provision of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company shall obtain the written consent to such amendment, action or omission to act given by the holder or holders of in excess of 50% of the then outstanding principal amount of the Notes, except that, without the written consent of the holder or holders of all the Notes at the time outstanding and affected thereby, no amendment to this Agreement shall change the maturity of any Note, or change the principal of, or the rate or time of payment of interest or any premium payable with respect to, any Note, or reduce the proportion of the principal amount of the Notes required with respect to any consent, or alter or amend this
Section 10.3 Each holder of any Note at the time or thereafter outstanding shall be bound by any consent authorized by this Section 10.3 whether or not such Note shall have been marked to indicate such consent, but any Note issued thereafter may bear a notation referring to any such consent. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such note. For purposes of the foregoing, Notes which are "outstanding" do not include Notes owned by the Company or any of its Subsidiaries or any Affiliate thereof. As used herein and in the Notes, the term "this Agreement" and references thereto shall mean this Agreement as it may, from time to time, be amended or supplemented.

                  10.4. Form, Registration, Transfer and Exchange of Notes; Lost Notes. The Company shall keep at its principal office a register in which the Company shall provide for the registration of the Notes and of transfers of the Notes. Upon surrender for registration of transfer of any Note at the office of the Company, the Company shall, at its expense, execute and deliver one or more new Notes of like tenor and of a like aggregate remaining principal amount, which Notes will be registered in the name of the designated transferee or transferees. Whenever any Notes are so surrendered for exchange, the Company shall, at its expense, execute and deliver the Notes which the Noteholder making the exchange is entitled to receive. Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer duly executed, by the holder of such Note or his attorney duly authorized in writing. Any Note or Notes issued in exchange for any Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, so that neither gain nor loss of interest shall result from any such transfer or exchange. Upon receipt of written notice from the Purchaser or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Note held by the Purchaser and, in the case of any such loss, theft or destruction, upon receipt of the Purchaser's indemnity agreement, or other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, of like tenor, in lieu of the lost, stolen destroyed or mutilated Note.

                  10.5. Requirement of Legend on Notes. Each of the Notes shall contain the following provisions:

                           "Payments of principal, interest, premium (if any), and all other amounts in respect of this Note are subordinate, to the extent specified in the Agreement, to the prior payment in full of the Senior Indebtedness (as defined in the Agreement). The holder of this Note, by accepting such Note, agrees to such subordination."

                  10.6. Provisions Applicable if Any Note Sold. The Purchaser shall not sell or otherwise transfer any Note or any part thereof in violation of the Securities Act or the Blue Sky laws of any applicable jurisdiction. In the event that the Purchaser shall otherwise sell or transfer any Note or any part thereof to any Person other than the Company, the following provisions shall apply:

                  (a) If any Note shall have been transferred to another holder pursuant to Section 10.6 and such holder shall have designated in writing the address to which communications with respect to such Note shall be mailed, all notices, certificates, requests, statements and other documents required or permitted to be delivered to the Purchaser by any provision hereof shall also be delivered to each such holder.

                  (b) All interest payments and payments or prepayments or principal and premium (if any) shall be made and applied pro rata on all notes outstanding including, for the purpose of this Section 10.6(b) only, all Notes acquired by the Company or any Subsidiary or Affiliate other than by prepayment in accordance with the terms of this Agreement.

                  10.7. Persons Deemed Owners. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name any
Note is registered as the owner and holder of such Note for the purpose of receiving payment of principal of and interest and premium (if any) on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue, and the Company shall not be affected by notice to the contrary.

                  10.8. Survival of Representations, Warranties, Agreements and Statements. All representations, warranties, agreements and statements contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the Notes, for a period of one year regardless of any investigation made by the Purchaser or on its behalf.

                  10.9. Successors and Assigns. All covenants and agreements in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

                  10.10. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and either shall be delivered in (i) person with receipt acknowledged, (ii) by a nationally registered overnight delivery service, (iii) by registered or certified mail, return receipt requested, postage prepaid, or (iv) by telecopy and confirmed by telecopy answerback addressed as follows:

                  If to the Purchaser, at:

                           Wexford KTI LLC
                           c/o Wexford Management LLC
                           411 West Putnam Avenue
                           Greenwich, Connecticut  06830
                           Attention:  Charles Davidson
                           Telephone:  (203) 862-7000
                           Telecopier:  (203) 862-7450

                           With a copy to:

                           Berlack, Israels & Liberman LLP
                           120 West 45th Street
                           New York, New York  10036
                           Attention:  Stephen B. Selbst, Esq.
                           Telephone:  (212) 704-0100
                           Telecopier:  (212) 704-0196

                  If to the Company, at:

                           KTI, Inc.
                           7000 Boulevard East
                           Guttenberg, New Jersey  07093

                           Attention:  Martin J. Sergi, President
                           Telephone:  (201) 854-7777
                           Telecopier:  (201) 854-1771

                  With a copy to:

                           McDermott, Will & Emery
                           50 Rockefeller Plaza
                           New York, New York  10020
                           Attn:  Brian Hoffmann, Esq.
                           Telephone: (212) 547-5427
                           Telecopier: (212) 547-5444

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  10.11. Headings. The headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                  10.12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT MAY NOT BE CHANGED ORALLY BUT ONLY BY AN AGREEMENT IN WRITING SIGNED BY THE PARTY AGAINST WHOM ENFORCEMENT OF ANY WAIVER, CHANGE, MODIFICATION OR DISCHARGE IS SOUGHT.

                  10.13. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

                                             KTI, INC.

                                             By ________________________________
                                                Title:

                                             WEXFORD KTI LLC

                                             By ________________________________
                                                Title:

                                   SCHEDULE I

A.       Outstanding Subscriptions, Warrants, Options, Calls, etc.

   Date of                                           Number of Shares of        Conversion
Agreement or      Holder or                              Common Stock        Price or Warrant
 Instrument        Holders      Expiration Date             Covered             Price, Etc.
------------      ---------     ---------------      -------------------     ----------------

B.       Registration Agreements

                                                                                 Number of
 Date of         Holder or                                                         Demand
Agreement         Holders       Expiration Date      Securities Covered        Registrations
---------        ---------      ---------------      ------------------        -------------

                                   SCHEDULE II
                                  SUBSIDIARIES

                                                                                     Name and Ownership
                      Jurisdiction of                        Company's Percentage       Percentage of
       Name            Organization       Form of Entity           Ownership            Other Owners
       ----           ---------------     --------------     --------------------    ------------------

                                  SCHEDULE III
                                   LITIGATION


1.       Pending Litigation
         ------------------
         Court                    Nature of Claim Asserted        Status of Case
         -----                    ------------------------        --------------

2.       Threatened Litigation
         ---------------------
                                        Nature of Claim Asserted
                                        ------------------------

                                   SCHEDULE IV
                             PERMITTED INDEBTEDNESS

Creditor     Amount of Debt         Interest Rate                  Maturity Date
--------     --------------         -------------                  -------------

                                   SCHEDULE V
                             CONTINGENT LIABILITIES

                                      NONE

                                    KTI, INC.

                        8% CONVERTIBLE SUBORDINATED NOTE

$5,000,000                                                  New York, New York
                                                            October 24, 1996

                  FOR VALUE RECEIVED, the undersigned KTI, INC. (the "Company"), a New Jersey corporation, hereby promises to pay to WEXFORD KTI LLC or registered assigns, the principal sum of FIVE MILLION DOLLARS on October 31, 2002, with interest (computed on the basis of a 360-day year, consisting of twelve 30-day months) on the unpaid balance thereof at the rate of 8% per annum from the date hereof, payable quarterly in arrears on March 31, June 30, September 30 and December 31 in each year (each, an "Interest Payment Date"), commencing December 31, 1996, until the principal hereto shall have been paid in full. Payments of both principal and interest are to be made at the principal office of the Company in lawful money of the United States of America.

                  This Note is issued pursuant to a Note Purchase Agreement dated as of October 23, 1996 between the Company and the Purchaser (as defined therein) (the "Agreement") and is entitled to the benefits thereof. As provided in the Agreement, on and after October 24, 1998, this Note is subject to prepayment, in whole or in part, on the terms and subject to the conditions specified in the Agreement.

                  If any payment on this Note becomes due and payable on a day other than a Business Day (as defined in the Agreement), the maturity thereof shall be extended to the next succeeding Business Day.

                  Any amounts of principal hereof or, to the extent permitted by law, interest hereon, not paid when due or required hereunder or under the Agreement shall thereafter bear interest as to the overdue portion until such portion is paid at the rate of 12% per annum.

                  The holder of this Note may convert all or any portion of the unpaid principal amount of this Note and accrued but unpaid interest hereon into share of common stock of the Company (the "Conversion Privilege"), no par value, stated value $.001 per share at the Conversion Price (as such term is defined in the Agreement) in effect as of the date of such conversion by executing and delivering to the Company the Conversion Notice attached hereto as Exhibit 1. Upon request by the holder hereof, the Company shall advise the holder of the applicable Conversion Price and all other terms and conditions of the Conversion Privilege.

                  As provided in the Agreement, upon surrender of the Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered holder hereof or his attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

                  Payments of principal, interest, premium (if any), and all other amounts in respect of this Note are subordinate, to the extent specified in the Agreement, to the prior payment in full of the Senior Indebtedness (as defined in the Agreement). The holder of this Note, by accepting such Note, agrees to such subordination.

                  The Company agrees to make prepayment of principal and interest on the dates and in the amounts specified in the Agreement.

                  THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  In case an Event of Default, as defined in the Agreement, shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Agreement.

[seal]                               KTI, INC.

Attest:                              By:   /s/ Nicholas Mendonna, Jr.
                                           ------------------------------------
                                     Title: Chairman of the Board of Directors
                                            -----------------------------------
/s/ Robert E. Wetzel
-----------------------------

EXHIBIT 1

                                    KTI, INC.

                        8% CONVERTIBLE SUBORDINATED NOTE

                                CONVERSION NOTICE

To the Company:

                  The undersigned hereby exercises the option to convert one or more of the 8% Convertible Subordinated Notes of the KTI, Inc., aggregate principal amount $__________, or the portion thereof below designated, into shares of Common Stock of the Company in accordance with the terms of such Notes, and directs that the shares of Common Stock issuable upon conversion, together with any check in payment of fractional shares and any Note representing any unconverted principal amount hereof, be issued and delivered to the undersigned at the address indicated below unless a different name has been indicated below, in which case the undersigned will pay all transfer taxes payable with respect thereto.

Dated: _________________

                                         -----------------------------------
                                         Signature of Holder

DELIVERY ADDRESS:                        Social Security or Identifying Number

                                         -----------------------------------
------------------------
------------------------                 Principal Amount to be Converted:
------------------------
                                         $---------------------------

FILL IN FOR REGISTRATION OF SHARES
AND NOTES, IF DIFFERENT FROM HOLDER
SUBMITTING THIS NOTE:

----------------------
Name

----------------------
Address

----------------------
Social Security or Identifying Number:

                                                                 EXECUTION COPY

                             REGISTRATION AGREEMENT

                  THIS AGREEMENT (the "Agreement") is made and entered into as of October 23, 1996, between KTI, INC., a New Jersey corporation (the "Company"), and Wexford KTI LLC (the "Purchaser").

                  WHEREAS, concurrently herewith the Company and the Purchaser are entering into that certain Note Purchase Agreement (the "Note Purchase Agreement"), pursuant to which the Purchaser is purchasing $5,000,000 of the Company's 8% convertible subordinated notes; and

                  WHEREAS, to induce the Purchaser to enter into the Note Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and subject to the terms and conditions hereof, the parties hereby agree as follows:

1.    DEFINITIONS.

                  Unless the context otherwise requires, (i) the following terms shall have the following meanings when used in this Agreement, (ii) any capitalized terms used in this Agreement and not defined in this Article 1 but which is defined in the Note Purchase Agreement shall have the meaning set forth therein, (iii) terms stated in the singular shall include the plural and vice versa, (iv) pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter, and (v) all section, article and exhibit references in this Agreement, unless otherwise stated, are to the respective section of, or exhibit to this Agreement.

                  1.1. "BUSINESS DAY" means any day other than a day on which commercial banks are permitted or required to close for business in New York, New York.

                  1.2. "COMMON STOCK" means the Company's Common Stock, no par value.

                  1.3. "EQUITY SECURITIES" means the Company's Common Stock and any options, rights or warrants to subscribe for shares of Common Stock, and any securities convertible into or exchangeable for shares of Common Stock.

                  1.4. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  1.5. "HOLDER" means any Person who owns at least $500,000 principal amount of the Notes or owns at least that number of shares of Common stock received upon the conversion of $500,000 principal amount of the Notes where such shares were received upon conversion of the Notes.

                  1.6. "NASD" means the National Association of
Securities Dealers, Inc.

                  1.7. "OTHER HOLDER" means a Person who has the right to require the Company to effect registration of Equity Securities under the Securities Act pursuant a written agreement in effect as of the date hereof.

                  1.8. "PERSON" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  1.9. "REGISTRATION EXPENSES" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (a) all registration and filing fees, (b) fees and expenses associated with filings required to be made with the NASD, (c) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters or selling Holders in connection with blue sky qualifications of the Equity Securities and determination of their eligibility for investment under the laws of such jurisdictions designated by the managing underwriter or underwriters, if any), (d) printing expenses (including expenses of printing certificates for the Equity Securities in a form eligible for deposit with Depository Trust Company and of printing prospectuses), (e) messenger, telephone and delivery expenses, (f) fees and expenses of the Company's accountants, (g) fees and disbursements of counsel for the Company and for the selling Holders (subject to the provisions of Section
5.1 hereof), and (h) out-of-pocket fees and expenses of underwriters (excluding discounts, commissions or fees of underwriters relating to the distribution of Equity Securities of the selling Holders).


                  1.10. "SEC" means the Securities and Exchange Commission.

                  1.11. "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  1.12. "UNDERWRITTEN OFFERING" means a registration in which Equity Securities of the Company are sold to an underwriter for reoffering to the public.

2.    DEMAND AND INCIDENTAL REGISTRATION RIGHTS

                  2.1. Registration on Request. (a) At any time after October 23, 1997 (the "Registration Date"), upon the written request of any Holder or Holders holding an aggregate of at least 300,000 shares (the "Minimum Shares") of Common Stock, that the Company effect the registration under the Securities Act of all or part of the Common Stock held by such Holder or Holders, and specifying the intended method or methods of disposition of such Common Stock, the Company will promptly give written notice of such requested registration by registered mail to all Holders; provided, however, that the number of Minimum Shares shall be increased or decreased, proportionately, if the Company shall
(x) subdivide the number of outstanding shares of Common Stock into a greater number of shares, or (y) if the Company shall reduce the number of outstanding shares of Common Stock by combining such number into a small number of shares. Thereupon, the Company will use its best efforts to effect (at the earliest possible date and if possible within 60 days after the giving of such written notice by the Company) the registration, under the Securities Act, of:

                           (i) Common Stock which the Company has been so
                  requested to register by such Holder or Holders, for disposition in accordance with the intended method of disposition stated in such request, and

                           (ii) all other Common Stock which the Company has
                  been requested to register by a Holder or Holders by written request delivered to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Common Stock), all to the extent required to permit the disposition in accordance with the intended methods thereof as aforesaid of the Common stock so to be registered, provided, however, that: (A) the Company shall not be required to effect more than one registration pursuant to this Section 2.1; and
                  (B) the Company shall not be required under this Section 2.1 to effect an Underwritten Offering.

                  (b) The Company will pay all Registration Expenses in connection with the demand registration of Common Stock effected by the Company pursuant to this Section 2.1.

                  2.2. Incidental Registration. (a) If the Company at any time proposes to register any of its Equity Securities under the Securities Act, whether for sale for its own account or otherwise, on a form and in a manner which would permit registration of Common Stock for sale to the public under the Securities Act, it will at such time give prompt written notice to all Holders of its intention to do so, describing such Equity Securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any Holders delivered to the Company within thirty (30) days after the giving of any such notice (which request shall specify the Common Stock intended to be disposed of by such Holders and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Common Stock which the Company has been so requested to register by Holders, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Common Stock so to be registered, provided, however, that:

                           (i) if, at any time after giving such written notice
                  of its intention to register any of its Equity Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Equity Securities, at its sole election, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Common Stock in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in paragraph (c) of this Section 2.2), without prejudice, however, to the rights of any one or more Holders to request that such registration be effected as a registration under Section 2.1;

                           (ii) if (A) the registration so proposed by the
                  Company involves an Underwritten Offering of the Equity Securities so being registered, whether for sale for the account of the Company or otherwise, and (B) the managing underwriter of such Underwritten Offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of such Holders'

                  Common Stock by such underwriters will materially and adversely affect the distribution of such Equity Securities by such underwriters (such opinion to state the reasons therefor), then the Company will promptly furnish each such Holder with a copy of such opinion and shall include Equity Securities in such registration to the extent of the number which the Company is so advised can be sold in such offering, determined as follows: (1) if such registration as proposed by the Company is in response to a request from a Holder as provided in Section 2.1, (x) first, the Equity Securities proposed to be sold in such registration by Holders making such request under Section 2.1, and (y) second, the Equity Securities requested to be included in such registration by Other Holders and the Company (allocated among such Other Holders and the Company as they may agree); (2) if such registration as proposed by the Company is solely a primary registration of its Equity Securities, (x) first, the securities the Company proposes to sell, and (y) second, Equity Securities requested to be included in such registration, pro rata among the Holders and the Other Holders requesting such registration; and (3) if such registration was requested by Other Holders, (x) first, the Equity Securities held by the Other Holders initiating such registration, allocated among the Other Holders, on such basis as shall have been agreed upon by such Other Holders, (y) second, Equity Securities requested to be included in such registration by Holders pursuant to Section 2.2, and Equity Securities proposed to be included by the Company, allocated one-third among the Holders thereof requesting such registration and two-thirds to the Company;

                           (iii) the Company shall not be obligated to effect
                  any registration of Common Stock under this Section 2.2 incidental to the registration of any of its Equity Securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans, employee stock ownership plans or stock option plans, thrift plans, pension plans or other employee benefit plans.

                  (b) No registration of Common Stock effected under this
Section 2.2 shall relieve the Company of its obligation to effect a registrations of Common Stock upon the request of one or more Holders pursuant to Section 2.1.

                  (c) The Company will pay all Registration Expenses in connection with each registration of Common Stock requested pursuant to this
Section 2.2.

3.    HOLD-BACK AGREEMENTS

                  3.1. Restrictions on Public Sale by Holders of Securities. Each Holder agrees, if requested by the managing underwriter or underwriters of an Underwritten Offering, not to effect any public sale or distribution of any Equity Securities of the Company, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 10-day period prior to, and during the 180 day period beginning on the effectiveness of the Registration Statement relating to such Underwritten Offering, in each case to the extent timely notified in writing by the Company or by the managing underwriter or underwriters.

4.    REGISTRATION PROCEDURES

                  4.1. Filing of Registration Statement. If and whenever the Company is required to effect the registration of any Common Stock under the Securities Act as provided in Section 2.1 or use its reasonable best efforts to effect any such registration under Section 2.2., as expeditiously as possible the Company will:

                  (a) prepare and (in any event within 60 days after the end of the period within which requests for registration may be delivered to the Company) file with the SEC a registration statement on the appropriate form with respect to such Common Stock and use reasonable efforts to cause such registration statement to become effective;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all shares of Common Stock covered by such registration statement until the earlier of such time as (i) all of such shares of Common Stock have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (ii) the expiration of 180 days after such registration statement becomes effective; provided, however, that in the case of any registration of Common Stock on Form S-3 where the Holder or Holders intend to offer such Common Stock on a continuous or delayed basis, such 180-day period shall be extended as long as is necessary to keep the registration statement effective until all such shares of Common Stock are sold;

                  (c) furnish to each seller of such shares of Common Stock such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

                  (d) use reasonable efforts to register or qualify all Common Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and to any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdiction of its shares of Common Stock covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction;

                  (e) furnish to each Holder selling shares of Common Stock a signed counterpart, addressed to such Holder, of (i) an opinion of counsel for the Company in the form accompanying the registration statement and in the form delivered to underwriters, if any, dated the effective date of such registration statement (or if such registration includes an Underwritten Offering, dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement; in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in Underwritten Offerings of securities and, in the case of the accountants' letter, such other financial matters as such sellers may reasonably request;

                  (f) immediately notify each selling Holder of shares of Common Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which it becomes aware as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Common Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (g) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its Equity Securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen
(18) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  4.2. Underwriting Agreement. If requested by the underwriters for any Underwritten Offering of Common Stock on behalf of a Holder or pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 6. The Holder or Holders on whose behalf shares of Common Stock are to be distributed by underwriters pursuant to Section 2.1 or 2.2 shall be parties to any related underwriting agreement and shall provide customary representations, warranties and other agreements; the representations and warranties made by, and the other agreements made or opinions given on the part of or on behalf of, the Company to and for the benefit of such underwriters, also shall be made to and for the benefit of such Holder.

                  4.3. Selection of Underwriter. Whenever a registration requested pursuant to Section 2.1 is for an Underwritten Offering, the Holders holding a majority of the Common Stock included in such registration shall have the right to select the managing underwriter to administer the offering. The Company shall have the right to approve the managing underwriter selected by the Holders, such approval not to be unreasonably withheld.

                  4.4. Postponement of Registration. In the event of any registration of any shares of Common Stock under the Securities Act pursuant to
Section 2.1, the Company shall have the right to postpone or delay such registration if the Company reasonably believes that such registration at such time would have a material adverse effect on the operations or financial conditions of the Company. The Company shall immediately give notice of such delay or postponement to each Holder proposing to sell shares of Common Stock in such underwritten offering, explaining the reasons for each such postponement or delay. In the event the Company has not filed a registration statement within three months of a notice of delay or postponement, the Holders shall be entitled again to demand such registration (in accordance with the requirements of Section 2.1) without any further delay or postponement and without prejudice to any other rights accorded such Holders in this Agreement. In connection with the preparation and filing of each registration statement registering shares of Common Stock under the Securities Act, the Company will give the Holders on whose behalf shares of Common Stock are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders and such underwriter or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

5.    REGISTRATION EXPENSES

                  5.1. Payment of Registration Expenses. All Registration Expenses will be borne by the Company, regardless of whether the Registration Statement becomes effective. In connection with the registration statements to be filed pursuant to Sections 2.1 and 2.2 hereunder, the Company will reimburse the selling Holders of shares of Common Stock being registered in such registration for the reasonable fees and disbursements of one counsel, reasonably acceptable to the Company, subject, in the case of a registration pursuant to Section 2.2 hereof, to a maximum of $10,000 per registration, chosen by the Holders of a majority of shares of Common Stock participating in the offering.

6.    INDEMNIFICATION

                  6.1. Indemnification by Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors and employees and each Person who controls such Holder (within the meaning of the Securities Act) or acts on behalf of such Holder against all losses, claims, damages, liabilities and reasonable expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the final prospectus, if such untrue statement or allege untrue statement, omission or alleged omission is corrected in an amendment or supplement to the final prospectus and the Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the Common Stock to the Person asserting such loss, claim, damage, liability or expense after the Company and furnished such Holder with a copy of such amended or supplemented prospectus; and (ii) the Company shall not be liable if any Person uses a prospectus (or an amendment or supplement thereto) following the giving of notice by the Company pursuant to Section 4.1(d)). The Company will also indemnify the underwrites participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders, if so requested.

                  6.2. Indemnification by Holders. In connection with each registration hereunder, each Holder participating in the offering will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any registration statement or prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any loses, claims, damages, liabilities and expenses resulting form any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such registration statement or prospectus. The indemnification provided by any Holder pursuant to this Section 6.2 shall be limited to the total proceeds received by such Holder from such offering. The Company shall be entitled to receive indemnities from the underwriters participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement.

                  6.3. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless
(i) the indemnifying party has agreed in writing to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but if such settlement only involves the payment of money, such consent will not be unreasonably withheld). No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party and indemnifying party of a release form all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

                  6.4. Contribution. If for any reason the indemnification provided for in Sections 6.1 and 6.2 is unavailable to an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, including the amount of the proceeds received by the Company or any Holder, as the case may be. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.    MISCELLANEOUS

                  7.1. Amendments and Waiver. The Provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures form the provisions hereof may not be given unless the Company has obtained the prior written consent of the Holders of a majority of all Notes.

                  7.2. Notices. All notices and other communications provided for or permitted hereunder shall be delivered (a) in person with receipt acknowledged, (b) by a nationally registered overnight delivery service, (c) by registered or certified mail, return receipt requested, postage prepaid, or (d) by telecopy and confirmed by telecopy answerback addressed as follows:

                  If to the Purchaser, at:

                           Wexford KTI LLC
                           c/o Wexford Management LLC
                           411 West Putnam Avenue
                           Greenwich, Connecticut  06830
                           Attention:  Charles Davidson
                           Telephone:       (203) 862-7000
                           Telecopier:      (203) 862-7450

                                 With a copy to:

                           Berlack, Israels & Liberman LLP
                           120 West 45th Street
                           New York, New York  10036
                           Attention:  Stephen B. Selbst, Esq.
                           Telephone:       (212) 704-0100
                           Telecopier:      (212) 704-0196

                  If to the Company, at:

                          KTI, Inc.
                          7000 Boulevard East
                          Guttenberg, New Jersey 07093
                          Attention: Martin J. Sergi, President
                          Telephone: (201) 854-7777
                          Telecopier: (201) 854-1771

                          With a copy to:

                          McDermott Will & Emery
                          50 Rockefeller Plaza
                          New York, New York 10020
                          Attention: Brian Hoffmann, Esq.
                          Telephone: (212) 547-5427
                          Telecopier: (212) 547-5444

or at such other address as may be substituted by notice given as herein provided. Every notice, hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  7.3. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Any Person who acquires at least $500,000 principal amount of the Notes may become a party to this Agreement by executing and delivering a supplemental agreement agreeing to be bound by all of the terms and conditions hereof.

                  7.4. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts (including by the execution of a letter of transmittal expressly referring to this Agreement), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  7.5. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  7.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISION.

                  7.7. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There is no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Common Stock. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  7.8. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

                                 KTI, INC.

                                 By: /s/ Nicholas Mendonna, Jr.
                                     --------------------------------------
                                 Title: Chairman of the Board of Directors
                                       ------------------------------------


                                  WEXFORD KTI LLC

                                  By:
                                     -------------------------------------
                                  Title:
                                        ----------------------------------

                                                                  EXECUTION COPY

                                ESCROW AGREEMENT

                  ESCROW AGREEMENT, dated as of October 23, 1996, among WEXFORD KTI LLC (the "Purchaser"), and KTI, INC., a New Jersey corporation (the "Company"), and KEY TRUST COMPANY OF OHIO, N.A., as escrow agent (the "Escrow Agent").

                  WHEREAS, pursuant to a Note Purchase Agreement of even date herewith (the "Note Purchase Agreement") between the Purchaser and the Company, the Purchaser has agreed to purchase $5,000,000 of the Company's 8% Convertible Subordinated Notes, and the Company has agreed to sell the Notes to the Purchaser, all on the terms and subject to the conditions of the Note Purchase Agreement. Capitalized terms used in this Escrow Agreement shall, unless otherwise defined herein, shall have the meanings ascribed to them in the Note Purchase Agreement; and

                  WHEREAS, the parties hereto desire to enter into this Escrow Agreement, as contemplated by Section 1.2 of the Note Purchase Agreement;

                  NOW, THEREFORE, in consideration of the premises and promises contained herein, the parties, intending to be legally bound, agree as follows:

                   1.       Escrow Account

                           (a) Cash Deposit. The Purchaser hereby delivers to
the Escrow Agent into escrow hereunder, and the Escrow Agent acknowledges and accepts receipt of, cash in the amount of $4,300,000 (the "Cash Deposit"). The Cash Deposit, including all accrued and accumulated interest and earnings thereon, is hereinafter referred to as the "Escrow Fund". The Escrow Agent agrees to disburse the Escrow Fund in accordance with the terms of this Agreement.

                           (b) Investments. The Escrow Agent shall invest the
Escrow Fund in any money market fund or trust operated or managed or operated by the Escrow Agent or its affiliates. The interest and earnings from such investments shall be allocated and disbursed in accordance with Section 3 hereof. The parties acknowledge that the Escrow Agent shall not be responsible for any diminution in the amount of the Escrow Fund due to losses resulting from investments made pursuant to this Section 1(b). The parties to this Agreement acknowledge and agree that the Escrow Agent and its affiliates may receive fees as a participating depository institution for services relating to the investment of the Escrow Fund in an eligible money market mutual fund.

                           (c) Subsequent Deposit. In the event that all or
substantially all of the purchase price paid or to be paid by or on behalf of the Company in connection with the acquisition of Timber is refunded or repaid to the Company or any Subsidiary pursuant to the acquisition agreement relating to such transaction, the amount received by the Company or such Subsidiary shall be paid over to the Escrow Agent and held as part of the Escrow Fund, subject to all of the terms and conditions hereof.

                  2.        Disbursements

                           (a) Disbursement Certificate. Each time that the
Company wishes to withdraw funds from the Escrow Fund, it shall deliver to each holder of Notes and the Escrow Agent at least five Business Days prior to the requested disbursement date (the "Disbursement Date"), a certificate (the "Disbursement Certificate") in the form of Exhibit 1 to the Escrow Agreement, which Disbursement Certificate shall detail the Company's proposed use of funds and contain the other representations, as applicable, that are set forth on such
Exhibit 1. Unless the Escrow Agent shall have received a certificate (the "Termination Certificate") in the form of Exhibit 2 to the Escrow Agreement prior to the Disbursement Date, the Escrow Agent shall disburse to the Company the amount of funds requested in the Disbursement Certificate on the Disbursement Date. Any Termination Certificate delivered pursuant to this Agreement may be rescinded by subsequent notice from the holder or holders of 50% or more of outstanding Notes to the Company and the Escrow Agent, such notice to state specifically that it rescinds a Termination Certificate.

                           (b) Dispute Over Disbursement Certificate. At any
time following receipt of a Disbursement Certificate and prior to the Disbursement Date, the holder or holders of 50% or more of outstanding Notes may execute and deliver to the Company and the Escrow Agent a Termination Certificate if such holder or holders disputes in good faith the Company's right to withdraw funds from the Escrow Fund. Any such Termination Certificate shall state in reasonable detail the basis for the Purchaser's dispute.

                           (c) Event of Default. At any time when the Event of
Default exists under the Note Purchase Agreement, the holder or holders of 50% or more of outstanding Notes may deliver to the Company and the Escrow Agent a Termination Statement. In the event that, prior to the 60th day following delivery of such Termination Certificate, the holder or holders of Notes delivering such Termination Statement shall not have rescinded it, the Escrow Agent shall apply the Escrow Fund in accordance with Section 4(b) hereof.

                           (d) Disbursement Termination Date. In the event that,
prior to the Disbursement Termination Date, the Company shall not have used all of the funds in the Escrow Fund, then at any time within 10 Business Days following the Disbursement Termination Date, the holder or holders of 50% or more of outstanding Notes, at their sole option, may, by written notice to the Company and the Escrow Agent, direct the Escrow Agent to disburse such unutilized funds to the Company, in which event the Company may use any funds so disbursed for any proper corporate purpose, and following which disbursement, the Escrow Agreement shall terminate. In the event that the holder or holders of 50% or more of Notes do not direct the Escrow Agent to disburse the Escrow Fund to the Company within 10 Business Days following the Disbursement Termination Date, then, without any further action on the part of the holder or holders of Notes, the Escrow Fund shall be applied as provided in Section 4(b) of this Escrow Agreement.

                  3. Interest on Escrow Account. So long as the Escrow Agent shall not have received a Termination Certificate, the Escrow Agent shall pay to the Company all accrued interest and earnings on the Escrow Fund within 15 days following the end of each calendar quarter, commencing January 15, 1997. If the Escrow Agent shall have received a Termination Certificate, the Escrow Agent shall not make any such payment of accrued interest and earnings to the Company or any other Person unless and until (a) the Purchaser shall have rescinded the

Termination Certificate, (b) the Purchaser and the Company shall have given joint written instructions to the Escrow Agent, or (c) the Escrow Agent shall have received instructions from a court of competent jurisdiction.

                   4.       Termination of Escrow.

                           (a) Termination by Disbursement or Directions. This
Escrow Agreement shall terminate in whole or in part, as the case may be, upon the earliest to occur of: (i) disbursement of all funds held in the Escrow Account hereunder or (ii) receipt by the Escrow Agent of a joint written direction executed by the Purchaser and the Company, terminating the Escrow Agreement.

                           (b) Termination Prepayment. In the event that (i)
holders of 50% or more of outstanding Notes deliver a Termination Statement to the Escrow Agent pursuant to Section 2(c) of the Escrow Agreement and such Termination Statement is not rescinded within 60 days following its delivery, or
(ii) within 10 Business Days following the Disbursement Termination Date, the holder or holders of 50% or more of outstanding Notes shall not have directed the Escrow Agent to disburse the Escrow Fund to the Company pursuant to Section 2(d) hereof, then, on such 60th day or tenth Business Day, as the case may be, the Company shall deliver a list of the holders of Notes to the Escrow Agent, and the Escrow Agent shall apply the funds (a "Termination Prepayment") held in the Escrow Fund as follows: (x) first, to the payment of the Escrow Agent's fees and expenses as provided herein; and (y) second, to the holders of Notes, pro rata as their interests may appear, for application in accordance with the Note Purchase Agreement, following which application of funds, the Escrow Agreement shall terminate. In the event of any Termination Prepayment, the Company and the Noteholders shall deliver to the Escrow Agent joint written instructions concerning the payees of the Notes and the amount due to each such payee.

                  5.        Escrow Agent's Duties

                           (a) Agreement of Escrow Agent. The Escrow Agent
agrees to act as escrow agent for the benefit of the Purchaser and the Company in accordance with the terms of this Escrow Agreement.

                           (b) Standard of Care. The Escrow Agent undertakes to
perform such duties and only such duties as are specifically set forth herein and to use the same degree of care and skill in its exercise as an ordinary prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                           (c) Escrow Agent's Liability Limited. The Escrow
Agent shall not be liable to anyone whatsoever by reason of any error of judgment or for any one act done or step taken or omitted by it in good faith or for any mistake of fact or law or for any mistake of fact or law or for anything which it may do or refrain from doing in connection herewith unless caused by or arising out of its own gross negligence, willful misconduct or bad faith.

                           (d) Reliance by Escrow Agent on Documents, etc. The
Escrow Agent shall be entitled to rely and shall be protected in acting in reliance upon any instructions or directions furnished to in writing or pursuant to any provisions of this Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, paper or other document furnished to it and believed by it to be genuine and to have been signed and presented by the proper party or parties.

                           (e) Duties and Adverse Claims. The duties and
obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement. The Escrow Agent's duties and obligations are purely ministerial in nature, and nothing herein shall be construed to give rise to any fiduciary obligations of the Escrow Agent. In the event of any disagreement or the presentation of any adverse claim or demand in connection with the disbursement of the escrow funds, Escrow Agent shall, at its option, be entitled to refuse to comply with any such claims or demand during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing, Escrow Agent shall not become liable to undersigned or to any other person, due to its failure to comply with such adverse claim or demand. Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act:

                                       (i) Until authorized to disburse by a
court order from a court having jurisdiction of the parties and the money, after which time the Escrow Agent shall be entitled to act in conformity with such adjudication;

                                       (ii) Until all differences shall have
been adjusted by agreement and Escrow Agent shall have been notified thereof and shall have been directed in writing, signed jointly or in counterpart by the undersigned and by all persons making adverse claims or demands, at which time the Escrow Agent shall be protected in acting in compliance therewith.

                           (f) Successor Escrow Agent. In the event that the
Escrow Agent shall resign or in the event that the Escrow Agent shall be removed by the mutual consent of the Purchaser and the Company, a successor Escrow Agent shall be appointed by mutual agreement of the Purchaser and the Company. The Escrow Agent shall have the right to resign upon giving thirty (30) days written notice by mailing said written notice thereof to the proper party or parties.

                           (g) Indemnification and Legal Counsel for Escrow
Agent. The Purchaser and the Company hereby agree, jointly and severally, to indemnify and hold harmless the Escrow Agent from and against all losses, damages, costs, charges, payments, liabilities, and expenses, including the costs of litigation, investigation and reasonable legal fees incurred by the Escrow Agent and arising directly or indirectly our of its role as Escrow Agent pursuant to this Agreement, except as caused by the gross negligence, willful misconduct or bad faith of the Escrow Agent. The parties hereto agree that the Escrow Agent does not assume any responsibility for the failure of any of the parties to make payments or perform the conditions of this Agreement as set forth herein, nor shall Escrow Agent be responsible for the collection of any monies provided to be paid to it. Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel. The provisions of this Section 5(h) shall survive termination of the escrow arrangement contemplated hereby.

                           (h) Compensation. The Company and the Purchaser agree
to pay the Escrow Agent reasonable compensation for the services to be rendered hereunder, which shall consist of an acceptance fee of $500, payable upon Closing, and an annual administrative fee of $1,000. The Company and the Purchaser will pay or reimburse Escrow Agent upon request for all expenses, disbursements, and advances, including reasonable attorneys' fees, incurred or made by it in connection with carrying out its duties hereunder. Such compensation and indemnity obligations shall be borne equally by the Purchaser and the Company.

                           (i) Liens. The Escrow Agent shall have a first lien
on all items held by it herewith for its compensation and for any costs, liability, expenses, or fees it may incur and shall not be required to deliver or pay over any instrument, money, or other property deposited with it under this Agreement unless and until it shall have received full payment for its compensation, costs, liability, expenses, or fees; provided, however, that the Escrow Agent irrevocably waives any right of offset, whether arising by statute, common law or otherwise, arising by reason of the Escrow Agent or any Affiliate acting as a lender to the Company.

                  6. Notices. Whenever any notice is required to be given hereunder to any of the parties by any other party, such notice shall be in writing and either shall be (i) sent by a nationally recognized overnight delivery service, (ii) delivered in person with receipt acknowledged, (iii) sent by registered or certified mail, return receipt requested, postage prepaid, or
(iv) sent by telecopy and confirmed by telecopy answerback addressed as follows:

                  If to the Purchaser, at:

                           Wexford KTI LLC
                           c/o Wexford Management LLC
                           411 West Putnam Avenue
                           Greenwich, Connecticut  06830
                           Attention:  Charles Davidson
                           Telephone:  (203) 862-7000
                           Telecopier:  (203) 862-7450

                           With a copy to:

                           Berlack, Israels & Liberman LLP
                           120 West 45th Street
                           New York, New York  10036
                           Attention: Stephen B. Selbst, Esq.
                           Telephone: (212) 704-0100
                           Telecopier:(212) 704-0196

                  If to the Company, at:

                           KTI, Inc.
                           7000 Boulevard East
                           Guttenberg, New Jersey 07093
                           Attention: Martin J. Sergi, President
                           Telephone: (201) 854-7777
                           Telecopier: (201) 854-1771

                           With a copy to:

                           McDermott, Will & Emery
                           50 Rockefeller Plaza
                           New York, New York 10020
                           Attention:  Brian Hoffmann, Esq.
                           Telephone: (212) 547-5427
                           Telecopier: (212) 547-5444

                  If to Escrow Agent, at:

                           Key Trust Company of Ohio, N.A.
                           Corporate Trust-Escrows
                           Society Center, OH-01-127-1509
                           127 Public Square
                           Cleveland, Ohio  44114
                           Attention:  Barbara Dawson
                                         Trust Officer
                           Telephone: (216) 689-4820
                           Telecopier: (216) 689-3777

or at such other address as may be substituted by notice given as herein provided. Every notice hereunder shall be deemed to have been duly given on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or three Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  7.        Miscellaneous

                           (a) Entire Agreement. This Escrow Agreement and the
Purchase Agreement constitute the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all other agreements and understandings, written or oral, among the parties.

                           (b) Parties in Interest. This Escrow Agreement shall
bind and inure to the benefit of the parties named herein, in each case with respect to the obligations and rights applicable to them, and their respective, successors.

                           (c) Counterparts. This Escrow Agreement may be
executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

                           (d) Applicable Law. THIS ESCROW AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SHOULD ANY PROVISION OF THIS ESCROW AGREEMENT BE DETERMINED TO BE INVALID, VOID OR UNENFORCEABLE BY A COURT OF

COMPETENT JURISDICTION FOR ANY REASON, THE REMAINING PROVISIONS SHALL REMAIN IN FULL FORCE AND EFFECT.

                           (e) Amendment and Waiver. No amendment or waiver of
any provision of this Escrow Agreement shall in any event be effective, unless the same shall be in writing and signed by the parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                           (f) Severability. Any term or provision of this
Escrow Agreement which is held invalid or unenforceable by a court of competent jurisdiction, shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the party intended to be benefited by such provision and provisions of this Escrow Agreement.

                           (g) Headings. The section and other headings
contained in this Escrow Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.

                  IN WITNESS WHEREOF, the undersigned have caused this Escrow Agreement to be executed as of the day and year first above written.

                                   WEXFORD KTI LLC

                                   By:

                                       --------------------------------------
                                   Name:

                                       --------------------------------------
                                   Title:

                                       --------------------------------------

                                   KTI, INC.

                                   By: /s/ Nicholas Mendonna, Jr.
                                       --------------------------------------
                                   Name: Nicholas Mendonna, Jr.
                                       --------------------------------------
                                   Title:  Chairman of the Board of Directors
                                       --------------------------------------

                                   KEY TRUST COMPANY OF OHIO, N.A..

                                   By:
                                       --------------------------------------
                                   Name:
                                       --------------------------------------
                                   Title:
                                       --------------------------------------

                                                                       EXHIBIT 1
                            DISBURSEMENT CERTIFICATE

                  Reference is made to that certain Escrow Agreement dated as of October 23, 1996, among KTI, Inc., Wexford KTI LLC and Key Trust Company of Ohio, N.A. as Escrow Agent. This is a Disbursement Certificate being delivered pursuant to Section 2(a) of the Escrow Agreement.

                  KTI, Inc. hereby requests that the Escrow Agent disburse the sum of $_____ to it from the Escrow Account on ___________ (the "Disbursement Date") and hereby certifies and represents and warrants to the Purchaser and the Escrow Agent as follows:

[Select one alternative paragraph 1, as appropriate]

                  [1.] (A) The Company has entered into a definitive written agreement for the acquisition of Timber Energy Investment Inc., a copy of which is attached hereto, (B) the closing of the transactions contemplated thereby is occurring on the Disbursement Date specified herein, and (C) the funds being disbursed from the Escrow Fund are being applied in consummation of the transactions contemplated thereby and the reasonable fees and expenses incurred by the Company in connection with such transaction.

                  [1.] (A) The Company has entered into a definitive written agreement for the acquisition of a 9.6% limited partnership interest in Maine, a copy of which is attached hereto, (B) the closing of the transactions contemplated thereby is occurring on the Disbursement Date specified herein, and
(C) the funds being disbursed from the Escrow Fund are being applied in consummation of the transactions contemplated thereby and the reasonable fees and expenses incurred by the Company in connection with such transaction.

                  [1.] (A) The Company has entered into a definitive written agreement for the financing of the American Ash Recycling project in New England, a copy of which is attached hereto, (B) the closing of the financing transactions contemplated thereby is occurring on the Disbursement Date specified herein, and (C) the funds being disbursed from the Escrow Fund are being applied in consummation of the financing transactions contemplated thereby and the reasonable fees and expenses incurred by the Company in connection with such transaction.

                  2. No Default or Event of Default has occurred under the Note Purchase Agreement.

                  Capitalized terms used in this Certificate shall, unless otherwise defined herein, have the meanings ascribed to them in the Escrow Agreement.

                  IN WITNESS WHEREOF, KTI, Inc. has executed this
Certificate this _____ day of ________, _______.

                                                KTI, INC.

                                                By:
                                                     ---------------------------
                                                Name:
                                                     ---------------------------
                                                Title:
                                                     ---------------------------

                                                                       EXHIBIT 2

                             TERMINATION CERTIFICATE

                  Reference is made to that certain Escrow Agreement dated as of October 23, 1996, among KTI, Inc., Wexford KTI LLC and Key Trust Company of Ohio, N.A. as Escrow Agent. This is a Termination Certificate being delivered pursuant to Section 2(b) or 2(c) of the Escrow Agreement. Capitalized terms used herein, unless separately defined, shall have the meanings to such terms in the Escrow Agreement.

                  [Name of holder] hereby certifies to the Escrow Agent as follows:

                  1. [Name of Holder] holds $______ principal amount of Notes, such amount being not less than 50% of the outstanding Notes.

[Select one alternative as appropriate]

                  2. An Event of Default has occurred under the Note Purchase Agreement.

                  3. Purchaser disputes in good faith the Company's right to withdraw funds form the Escrow Fund because [to be completed in reasonable detail].

                  The Escrow Agent is to make no further disbursements to the Company from the Escrow Fund unless and until (a) the Purchaser shall have rescinded this Termination Certificate, (b) the Purchaser and the Company shall have given joint written instructions to the Escrow Agent, or (c) the Escrow Agent shall have received instructions from a court of competent jurisdiction.

                  IN WITNESS WHEREOF, [name of holder] has executed this Certificate this _____ day of ___________, ______.

                                            [NAME OF HOLDER]

                                            By:
                                                --------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                 -------------------------------